                                                                    EXHIBIT 10.4


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.








                          SPONSORED RESEARCH AGREEMENT

                                     BETWEEN

                  WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH,

                                AFFYMETRIX, INC.,

                          BRISTOL-MYERS SQUIBB COMPANY

                                       AND

                        MILLENNIUM PHARMACEUTICALS, INC.

                                TABLE OF CONTENTS


Article I.    DEFINITIONS...................................................   1
              1.1.     "Additional Consortium Members" .....................   2
              1.2.     "Advisory Board".....................................   2
              1.3.     "Affiliate"..........................................   2
              1.4.     "AFFX Contribution"..................................   2
              1.5.     "AFFX Materials".....................................   2
              1.6.     "Annual Research Program"............................   2
              1.7.     "Annual Research Program Plan".......................   2
              1.8.     "Background Know-How"................................   2
              1.9.     "Background Patent Rights" ..........................   3
              1.10.    "Consortium Member Agreement"........................   3
              1.11.    "Consortium Members".................................   3
              1.12.    "Consortium Member Contribution".....................   3
              1.13.    "Contract Year"......................................   3
              1.14.    "Contributed Technology Upgrade".....................   3
              1.15.    "Core License Field".................................   3
              1.16.    "Existing Research Agreement"........................   3
              1.17.    "Field"..............................................   4
              1.18.    "GAAP"...............................................   4
              1.19.    "Initial Consortium Members".........................   4
              1.20.    "Institute Director".................................   4
              1.21.    "Invention Notice"...................................   4
              1.22.    "IP Owning Consortium Member" .......................   4
              1.23.    "Licensee Consortium Members"........................   4
              1.24.    "License Field"......................................   4
              1.25.    "Millennium Contributed Technology"..................   4
              1.26.    "Minimum Contribution Level".........................   5
              1.27.    "Product Technology License Agreement"...............   5
              1.28.    "Program Copyrights".................................   5
              1.29.    "Program Know-How"...................................   5
              1.30.    "Program Materials"..................................   5
              1.31.    "Program Patent Rights"..............................   5
              1.32.    "Requisite Majority".................................   6
              1.33.    "Research Program"...................................   6
              1.34.    "Research Program Director"..........................   6
              1.35.    "Research Project"...................................   6
              1.36.    "Research Project Plan"..............................   6
              1.37.    "Research Technology License Agreement"..............   6

Article II.   THE CONSORTIUM................................................   7
              2.1.     Consortium Members...................................   7

              2.2.     Advisory Board.......................................   7
              2.3.     Consortium Member Agreement..........................   8

Article III.  THE RESEARCH PROGRAM..........................................   9
              3.1.     General..............................................   9
              3.2.     Research Program Director. ..........................   9
              3.3.     Annual Research Program Plans........................  12
              3.4.     Records..............................................  14
              3.5.     Meetings.............................................  15
              3.6.     Reports..............................................  15
              3.7.     Technology Transfer..................................  16
              3.8.     Research Program Administrator.......................  16
              3.9.     Conduct of the Research Program by the Institute.....  16

Article IV.   RESEARCH PROGRAM FUNDING, THIRD PARTY ACTIVITIES AND
              TECHNOLOGY CONTRIBUTIONS......................................  17
              4.1.     Consortium Members' Commitments. ....................  17
              4.2.     Funding Mechanics....................................  18
              4.3.     Financial Records....................................  18
              4.4.     Third Party Activities...............................  18
              4.5.     Consortium Member License Grants
                       and Technology Transfer..............................  22


Article V.    INTELLECTUAL PROPERTY RIGHTS..................................  22
              5.1.     Background Know-How..................................  22
              5.2.     Program Know-How, Program Materials
                       and Program Copyrights...............................  22
              5.3.     Ownership of Intellectual Property Rights............  23
              5.4.     Research Technology License Option...................  23
              5.5.     Product Technology License Option....................  24
              5.6.     Institute Rights.....................................  26
              5.7.     Patent Filing, Prosecution and Maintenance...........  27
              5.8      Program Materials....................................  29
              5.9.     Employee Agreements..................................  30
              5.10.    No Implied Licenses..................................  30

Article VI.   CONFIDENTIAL INFORMATION......................................  30
              6.1.     Confidentiality......................................  30
              6.2.     Term.................................................  31
              6.3.     Return of Materials..................................  32

Article VII.  PUBLICATION AND ACADEMIC RIGHTS...............................  32
              7.1.     Use of Information...................................  32

              7.2.     Publication or Public Disclosure of Information......  32

Article VIII. WITHDRAWAL....................................................  33
              8.1.     Voluntary Withdrawal.................................  33
              8.3.     Effect of Withdrawal.................................  33


Article IX.   TERM; TERMINATION AND RENEWAL.................................  35
              9.1.     Term.................................................  35
              9.2.     Termination for Breach by the Institute..............  36
              9.3.     Termination Rights of the Institute. ................  36
              9.4.     Additional Termination Event.........................  36
              9.5.     Return of Funds; Continued Funding Obligation........  37
              9.6.     Survival.............................................  37
              9.7.     Renewal..............................................  37

Article X.    REPRESENTATIONS AND WARRANTIES................................  38
              10.1.    Representations and Warranties of All Parties........  38
              10.2.    Representations and Warranties of the Institute......  38
              10.3.    Limitations..........................................  38

Article XI.   LIABILITY AND INDEMNIFICATION.................................  38
              11.1.    Release from Liability...............................  39
              11.2.    Indemnification......................................  39

Article XII.  GENERAL PROVISIONS............................................  40
              12.1.    Dispute Resolution...................................  40
              12.2.    Governing Law........................................  40
              12.3.    Independent Contractors..............................  41
              12.4.    Parties Bound........................................  41
              12.5.    Assignment...........................................  41
              12.6.    Entire Agreement.....................................  41
              12.7.    Further Assurances...................................  41
              12.8.    Right to Develop Independently.......................  41
              12.9.    Notices..............................................  42
              12.10.   Amendment............................................  43
              12.11.   Waiver...............................................  43
              12.12.   Limitation of Liability. ............................  43
              12.13.   Section Headings.....................................  43
              12.14.   Severability.........................................  43
              12.15.   Counterparts.........................................  43
              12.16.   Public Announcements.................................  43
              12.17.   No Third Party Beneficiary Rights....................  44

                          SPONSORED RESEARCH AGREEMENT

         AGREEMENT made as of the 28th day of April, 1997 (the "Effective Date") by and among Whitehead Institute for Biomedical Research, a Delaware corporation ("Institute"), Affymetrix, Inc., a California corporation ("AFFX"), Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), and Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium") (the "Agreement").

                                  INTRODUCTION

         1. In the pursuit of its objective of expanding human knowledge in the biomedical sciences, the Institute has proposed a program of research in the Field (as hereinafter defined). The Institute has research facilities and experienced scientists and other personnel which enable it to conduct research activities in the Field through the Whitehead Center for Genome Research.

         2. The Consortium Members (as hereinafter defined) desire to sponsor the Research Program (as hereinafter defined) in the Field.

         3. The Consortium Members recognize that the Institute as a recipient of U.S. government research funds is subject to certain federal guidelines and regulations regarding use of federal funds, conflicts of interest and other areas of concern to the federal government, and acknowledge that the Institute will continue to follow its policies and procedures that ensure adherence to such guidelines and regulations. The Consortium Members recognize that the Institute is engaged in the Human Genome Project, aimed at determining the genomic sequence of the human and mouse genomes. This project is supported by the United States government and the Institute has committed to placing the fruits of this work in the public domain on a rapid basis without patents or other restrictions and without advance access to any party. The Consortium Members acknowledge the Institute's commitment and seek no rights or special access to the results of the Human Genome Project.

         4. In consideration of the sponsorship by the Consortium Members of the Research Program, the Institute is willing to grant the Consortium Members certain licenses and options to license patents, patent applications and other intellectual property rights arising out of the Research Program.

         In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Institute and each of the Consortium Members agree as follows:

Article I    DEFINITIONS

         (a) Defined Terms. As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following respective meanings:

         1.1. "Additional Consortium Members" means Consortium Members, other than the Initial Consortium Members, who become parties to this Agreement pursuant to the procedures specified in Section 2.1.

         1.2. "Advisory Board" means the committee comprising the Research Program Director, the Institute Director and representatives of the Consortium Members established pursuant to Section 2.2.

         1.3. "Affiliate" means, with respect to a specified party to this Agreement, any corporation, company, partnership, joint venture and/or firm which now or hereafter controls, is controlled by or is under common control with such specified party. For purposes of this Section 1.3, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least 50% of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least 50% of the equity interest with the power to direct the management and policies of such noncorporate entities.

         1.4. "AFFX Contribution" means the technology rights and other contributions of AFFX set forth on Schedule I to this Agreement. AFFX Contribution shall not include any AFFX Materials provided to the Institute pursuant to Section 4.1.2 of this Agreement.

         1.5. "AFFX Materials" means the chips, hardware, chip design services and software to be provided by AFFX to the Institute, as specifically set forth in each Annual Research Program Plan and related Annual Research Program Budget.

         1.6. "Annual Research Program" means the research undertaken during a Contract Year by the Institute pursuant to this Agreement as part of the Research Program as provided in Article III.

         1.7. "Annual Research Program Plan" means the annual written research plan for the conduct of the applicable Annual Research Program as prepared and approved pursuant to Section 3.3.1.

         1.8. "Background Know-How" means all discoveries, inventions, data, software, biological materials, information, trade secrets and other technology developed or generated by the Institute or its employees or contractors prior to the Effective Date that satisfy all of the following conditions: (a) are relevant to the Field, (b) are used by the Institute in the conduct of the Research Program, and (c) are not subject to any contractual restrictions as of the Effective Date that would prohibit the Institute from granting to the Licensee Consortium Members the license set forth in Section 5.1.

         1.9. "Background Patent Rights" means any and all patent applications and patents covering any invention included within the Background Know-How, as set forth on Schedule VI to this Agreement, as Schedule VI may be amended from time to time.

         1.10. "Consortium Member Agreement" means the agreement, effective as of the Effective Date of this Agreement, between and among the Consortium Members governing the relations of the Consortium Members among themselves with respect to the Research Program and their respective rights in and to the Background Know-How, Program Know-How, Program Materials, Program Copyrights and Program Patent Rights.

         1.11. "Consortium Members" means the Initial Consortium Members and the Additional Consortium Members.

         1.12. "Consortium Member Contribution" means the AFFX Contribution and/or the Millennium Contributed Technology.

         1.13. "Contract Year" means (a) with respect to the first Contract Year, the period commencing on the Effective Date and ending on June 30, 1998, and (b) each subsequent twelve (12) months period commencing on each July 1 during the term of this Agreement.

         1.14. "Contributed Technology Upgrade" means any invention, process, revision, update, modification, addition and other improvement related thereto, whether patentable or not, including but not limited to new hardware and software, technical data, information, material and know-how (a) which is necessary or useful to make, develop or otherwise utilize Millennium Contributed Technology (b) which is developed or acquired by Millennium during the period that Millennium is obligated to provide the Institute with Contributed Technology Upgrades pursuant to the applicable Annual Research Program Plan and, if applicable, Article VIII, and (c) to which Millennium has the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with a third party.

         1.15. "Core License Field" means all uses or applications of Program Know-How, Program Materials, Program Copyrights, Program Patent Rights and Background Know-How with respect to (a) the diagnosis, prediction, prevention and/or treatment of human or animal diseases or medical conditions, (b) analysis of nucleic acid samples and management of data relating thereto, and (c) agriculture and related endeavors.

         1.16. "Existing Research Agreement" means the Sponsored Research Agreement effective as of October 21, 1996 between the Institute, Millennium and Dr. Thomas Hudson.

         1.17. "Field" means the identification and development of new genomics technologies and genetic information to, among other things, ascertain, process, integrate and interpret genomic information in a high throughput, massively parallel fashion, thereby enabling functional annotation of genomes (biological function and disease relevance).

         1.18. "GAAP" means United States generally accepted accounting principles.

         1.19. "Initial Consortium Members" means AFFX, BMS and Millennium.

         1.20. "Institute Director" means the individual serving as the Director of the Institute.

         1.21. "Invention Notice" means a notice given by the Institute pursuant to Section 5.3.2 or by the Institute or an IP Owning Consortium Member pursuant to Section 5.3.3 of an invention covered by, or able to be covered by, a patent or patent application within the Program Patent Rights, which includes a description of the invention sufficient to permit each Consortium Member to evaluate its interest in such invention.

         1.22. "IP Owning Consortium Member" means a Consortium Member that (a) jointly owns with the Institute or one or more other Consortium Members certain patents or patent applications included in Program Patent Rights as a result of joint conception and/or reduction to practice in the course of the Research Program or (b) is the sole owner of certain patents or patent applications included in Program Patent Rights as a result of that Consortium Member's conception and/or reduction to practice in the course of the Research Program.

         1.23. "Licensee Consortium Members" means the Consortium Member or Members which, pursuant to the Consortium Member Agreement, are the designated licensee or licensees of particular Program Know-How, Program Materials, Program Copyrights, Program Patent Rights or Background Know-How.

         1.24. "License Field" means all uses or applications of Program Know-How, Program Materials, Program Copyrights, Program Patent Rights and Background Know-How, as applicable.

         1.25. "Millennium Contributed Technology" means such technology rights developed or acquired by Millennium of the type set forth on Schedule II to this Agreement as may be contributed by Millennium to the Institute pursuant to the provisions of Section 4.5 of this Agreement.

          Confidential Materials omitted and filed separately with the Securities and Exchange commission. Asterisks denote such omission.

         1.26. "Minimum Contribution Level" means (a) for the first Contract Year, ***********, and (b) for each subsequent Contract Year, **************************** *****, of which *****************, of which ******
is in the form of cash, provided that (a) the amount specified shall be subject to adjustment, not to exceed five percent (5%) in any Contract Year, to reflect the increase, if any, in the U.S. Consumer Price Index (or any comparable successor index thereto) during the immediately preceding Contract Year, and (b) no Consortium Member Contributions shall be considered in determining whether the Minimum Contribution Level has been achieved, but the price of AFFX Materials (as determined pursuant to Schedule III to this Agreement) shall be so considered.

         1.27. "Product Technology License Agreement" means a license agreement substantially in the form of Exhibit A hereto, entered into by the Institute (and, if applicable, any IP Owning Consortium Members), as licensor(s) and the Licensee Consortium Members, as licensees.

         1.28. "Program Copyrights" means any and all copyrights worldwide developed or acquired by the Institute covering any written, oral, visual or multimedia materials (including any assemblages of data and software in source code or object code form) created or acquired by (a) the Institute or its employees or contractors (either alone or jointly with one or more employees of one or more Consortium Members) or (b) one or more contractors or employees of one or more Consortium Members in the course of the Research Program.

         1.29. "Program Know-How" means all discoveries, inventions, data, software, information, trade secrets and other technology developed or generated by (a) the Institute or its employees or contractors (either alone or jointly with one or more contractors or employees of one or more Consortium Members) or
(b) one or more contractors or employees of one or more Consortium Members in the course of the Research Program, provided that any discovery, invention, data, software, information, trade secret or other technology constituting Program Know-How shall cease to constitute Program Know-How from and after the date it is (i) made generally available to the public by the Institute through publication thereof in accordance with the procedures set forth in Article VII, or (ii) is otherwise made generally available to the public without breach of this Agreement. Program Know-How does not include Program Materials.

         1.30. "Program Materials" means any and all biological materials, including without limitation blood, plasma, DNA and RNA which are obtained and/or developed in the course of the Research Program.

         1.31. "Program Patent Rights" means any and all patent applications and patents covering any invention conceived and/or reduced to practice by (a) the Institute or its employees or contractors (either alone or jointly with one or more employees of one or more Consortium Members) either (i) in the course of the Research Program, or (ii) at any time prior to the first anniversary of the expiration or termination of the Research Program to the extent such invention was developed using or otherwise employs Program Know-How, Program Materials and/or inventions disclosed in Program Patent Rights conceived and/or reduced to practice in the course of the Research Program; or (b) one or more contractors or employees of one or more Consortium Members in the course of the Research Program.

         1.32. "Requisite Majority" means (a) at least one (1) representative of each Consortium Member, and (b) the Research Program Director, and (c) the Institute Director.

         1.33. "Research Program" means the research conducted by the Institute pursuant to this Agreement, including without limitation pursuant to Article III, consisting of the Annual Research Programs, each of which shall consist of a series of Research Projects.

         1.34. "Research Program Director" means a tenured faculty member of the Institute who has primary responsibility to direct the activities of the Research Program and is designated pursuant to Section 3.2.

         1.35. "Research Project" means a research project conducted by the Institute as part of the Research Program involving matters of general interest and utility to the Consortium Members.

         1.36. "Research Project Plan" means the annual written research plan for the conduct of a Research Project.

         1.37. "Research Technology License Agreement" means a license agreement substantially in the form of Exhibit B hereto, entered into between the Institute (and, if applicable, any IP Owning Consortium Members), as licensor(s) and the Licensee Consortium Members, as licensees.

         (b) Cross-Reference to Other Defined Terms. The following terms are defined in the Sections of this Agreement set forth below:

                Defined Term                                         Section
                ------------                                         -------
         Additional Field Program                                     4.4.1
         Announcements                                                12.16
         Annual Research Program Budget                               3.3.2

         Cash Commitment                                         4.1
         Commercial Third Party Project                          4.4.2
         Confidential Information                                6.1
         Disclosing Party                                        6.1
         Effective Date                                          Introduction
         Excess Funding Amount                                   3.3.2
         Executive Officers                                      2.2.4
         Indemnitee                                              11.2.4
         Indemnitors                                             11.2.4
         Initial Product Technology Option Period                5.5
         Initial Research Technology Option Period               5.4
         Patent Administrator                                    5.7.1
         Patent Portfolio Administration                         5.7.1
         Product Technology License                              5.5
         Product Technology Option Extension Period              5.5
         Receiving Party                                         6.1
         Research Program Director Death/Disability Notice       3.2.2
         Research Program Director Termination Notice            3.2.2
         Research Technology License                             5.4
         Research Technology Option Extension Period             5.4
         Shortfall Amount                                        3.3.2
         Total Cash Commitments                                  4.1

Article II.       THE CONSORTIUM

         2.1. Consortium Members. As of the date of this Agreement, the sole Consortium Members are the Initial Consortium Members. The Initial Consortium Members agree to consider the advisability of including Additional Consortium Members in the Consortium, in consultation with the Institute. The addition of any such Additional Consortium Members to this Agreement shall require the written approval of the Institute and all of the other then existing Consortium Members. If a proposed Additional Consortium Member receives such approval, it shall become a party to this Agreement by executing a counterpart hereof, which counterpart shall include an appropriate amendment of Schedule III specifying the funding commitment of such Additional Consortium Member for purposes of
Section 4.1, as well as a party to an amended version of the Consortium Member Agreement.

         2.2.     Advisory Board.

                  2.2.1. Establishment of Advisory Board. The Institute and the Consortium Members shall establish an Advisory Board consisting of the Institute Director, the Research Program Director and two (2) representatives of each Consortium Member. Each Consortium Member has designated the two (2) representatives to serve on its behalf on the Advisory Board listed on Schedule IV to this Agreement. Each Consortium Member may change any of its representatives on the Advisory Board at any time upon notice to the Institute and all other Consortium Members, provided that each Consortium Member agrees that at all times at least one of its representatives on the Advisory Board shall be a senior officer of such Consortium Member (it being understood that a senior officer of BMS shall include senior officers of the Pharmaceutical Research Institute of BMS). In addition, each Consortium Member, with the prior approval of the Institute and all other Consortium Members, and the Institute, with the prior approval of all Consortium Members, may invite non-voting employees, consultants or scientific advisors to attend the meetings of the Advisory Board (provided that any such attendees shall be bound by obligations of confidentiality).

                  2.2.2. Advisory Board Responsibilities. The purpose of the Advisory Board shall be to provide guidance to the Research Program Director and the Institute relating to the overall strategic direction of the Research Program and the allocation of resources among Research Projects within the Research Program. The Advisory Board shall also discharge the various tasks and functions assigned to it under this Agreement.

                  2.2.3. Meetings of the Advisory Board. The Advisory Board shall meet no less frequently than once each calendar quarter, and shall meet at such other times as may be deemed appropriate by the Advisory Board. Unless otherwise determined by the Advisory Board, meetings of the Advisory Board shall rotate among the Institute's facility in Cambridge, Massachusetts and locations specified by each Consortium Member in turn, with the initial meeting to be held at the Institute's facility.

                  2.2.4. Advisory Board Decisions. All decisions of the Advisory Board shall require the approval of a Requisite Majority of the Advisory Board. In the event that the approval of a Requisite Majority cannot be obtained on a particular issue, the Advisory Board shall refer such issue to designated senior management representatives of the Consortium Members (the "Executive Officers") and the Institute Director for resolution. It is the intention of the parties that any issue referred to the Executive Officers and the Institute Director shall be resolved by negotiation in good faith as soon as practicable, but no later than thirty (30) days after its referral. Such resolution, if any, of a referred issue shall be final and binding on the Consortium Members and the Institute. The parties shall make reasonable efforts to maintain the efforts of the Research Program pending resolution of the unresolved issue.

         2.3. Consortium Member Agreement. In addition to being a party to this Agreement, each Consortium Member shall, simultaneously with its becoming a Consortium Member, become a party to the Consortium Member Agreement. The

Institute has been provided with a copy of the Consortium Member Agreement redacted to exclude financial terms and other confidential matters, and shall be provided with a similarly redacted copy of all amendments thereto. The Consortium Member Agreement shall govern the relations of the Consortium Members among themselves relating to the Research Program, including with respect to such matters as the distribution of Program Know-How, Program Materials, Program Copyrights, Program Patent Rights and/or Background Know-How among such Licensee Consortium Members. To the extent that the provisions of this Agreement refer to determinations made pursuant to the Consortium Member Agreement, or otherwise require the Institute to take certain actions based upon the terms or provisions of the Consortium Member Agreement, the Consortium Members shall advise the Institute in writing concerning any such determinations, terms or provisions.

Article III.      THE RESEARCH PROGRAM

         3.1. General. Subject to renewal as provided in Section 9.7, the Research Program will consist of five Annual Research Programs, one Annual Research Program for each Contract Year during the term of this Agreement. The Research Program, including each Research Project encompassed therein, will be conducted under the general supervision and direction of the Research Program Director.

         3.2.     Research Program Director.

                  3.2.1. Commitment of Research Program Director. The Research Program Director will be Dr. Eric Lander. The Institute agrees that the management of the Research Program will be a major focus of the energies, activities and time of the Research Program Director, it being understood by the Institute and Dr. Lander that the active participation of Dr. Lander in the management of the Research Program is a material factor in the determination by the Consortium Members to participate in and fund the Research Program. However, the Consortium Members recognize that Dr. Lander has, and will continue to have, other important responsibilities, including (a) as Director of the Whitehead Center for Genome Research (where Dr. Lander is responsible for the effort to map and sequence human and mouse genomes under the sponsorship of the National Institutes of Health and the Department of Energy), which will continue to be a major focus of Dr. Lander's energies, activities and time; (b) as a laboratory head at the Institute (where Dr. Lander has responsibilities to oversee student and postdoctoral research and administrative responsibilities); and (c) as a Professor at the Massachusetts Institute of Technology (where Dr. Lander has teaching responsibilities). In the event that any Consortium Member believes that the Research Program Director is not fulfilling the commitment to the Research Program set forth above, it shall provide a written notice to the Institute and all other Consortium Members setting forth its concerns and requesting that a meeting of the Advisory Board be held to discuss the matter. Such Advisory Board meeting shall be held on a mutually agreeable date and at a mutually agreeable location within (30) days after the date of such notice. The purpose of such meeting shall be to review the concerns set forth in the notice and seek to reach agreement on a mutually acceptable course of action to address such concerns. If any Consortium Member, following such Advisory Board meeting, believes that the Research Program Director has not fulfilled the commitment set forth above and is not satisfied with the results of the Advisory Board meeting, such Consortium Member shall have the right to submit a notice of material breach to the Institute pursuant to Section 9.2 of this Agreement (subject to the Institute's rights to remedy such breach pursuant to the provisions of
Section 9.2).

                  3.2.2. Research Program Director Termination. In the event that the Research Program Director notifies the Institute that he does not intend to continue serving as the Research Program Director, or the Institute determines to terminate the employment of the Research Program Director or to remove him from his role as Research Program Director, the Institute shall provide written notice of such event within seven (7) days after receipt or determination thereof to all Consortium Members (a "Research Program Director Termination Notice"). In the event that the Research Program Director dies or becomes disabled for a period in excess of sixty (60) days to the extent that he is incapable of fulfilling his commitment to serve as Research Program Director, the Institute shall provide written notice of such event to all Consortium Members promptly following the occurrence thereof (a "Research Program Director Death/Disability Notice"). Promptly following the receipt of a Research Program Director Termination Notice or Research Program Director Death/Disability Notice, the Institute and the Consortium Members shall confer concerning the feasibility of appointing a successor Research Program Director, and the Consortium Members shall consider in good faith proposals in this regard made by the Institute, and the Institute shall consider in good faith proposals in this regard made by any Consortium Member. Following consultation with the Consortium Members, the Institute may appoint a new Research Program Director and shall notify all Consortium Members of such appointment. Notwithstanding the foregoing, each Consortium Member shall have the right to withdraw as a Consortium Member by providing notice to the Institute and all other Consortium Members within sixty (60) days after receipt of a Research Program Director Termination Notice or a Research Program Director Death/Disability Notice. If a Consortium Member elects to withdraw as a Consortium Member pursuant to this
Section 3.2.2 (irrespective of whether the Institute has appointed a new Research Program Director), such Consortium Member shall continue to support the then current Annual Research Program at the levels (in terms of cash and, in the case of AFFX, AFFX Materials, subject to Section 8.3.2(e)) set forth in the applicable Annual Research Program Budget (at the times and in the manner set forth in Section 4.2) for the period ending nine (9) months after the date of the applicable Research Program Director Termination Notice or Research Program Director Death/Disability Notice. In the event that all Consortium Members elect to withdraw pursuant to this Section 3.2.2, the Institute shall expeditiously seek to shut down the Research Program and each

Consortium Member shall be obligated to continue to fund the lesser of such shut down costs or the funding for such nine (9) month period at the levels set forth in the applicable Annual Research Program Plan (it being agreed that (a) funding in the case of a shut down of the Research Program shall consist primarily of cash, and (b) the period during which the Institute may actually disburse such funds may extend for a twelve (12) month period, and the rights of Licensee Consortium Members shall apply to Program Know-How, Program Copyrights, Program Materials and Program Patent Rights discovered, developed, conceived and/or reduced to practice during such disbursement period). If the continued support or funding obligation of a Consortium Member upon a withdrawal pursuant to this
Section 3.2.2 above would extend beyond the conclusion of an Annual Research Program, such support or funding obligation shall continue for the remainder of the continued support or funding period with respect to the following Annual Research Program, provided that the amount of such support or funding obligation shall not exceed the amount that would have been applicable for such period of time under the prior Annual Research Program.

                  3.2.3. New Research Program Director. If at least one Consortium Member does not elect to withdraw as a Consortium Member pursuant to
Section 3.2.2, the Institute shall as expeditiously as possible appoint a new Research Program Director. Each Consortium Member shall have the right to withdraw as a Consortium Member by providing notice to the Institute and all other Consortium Members within sixty (60) days after the date that the Consortium Members have received notice from the Institute of the appointment of such new Research Program Director. If a Consortium Member elects to withdraw as a Consortium Member pursuant to this Section 3.2.3, such Consortium Member shall continue to support the then current Annual Research Program at the levels (in terms of cash and, in the case of AFFX, AFFX Materials, subject to Section 8.3.2(e)) set forth in the applicable Annual Research Program Budget (at the times and in the manner set forth in Section 4.2) for the period ending six (6) months after the date that such Consortium Member provides notice of withdrawal pursuant to this subsection. In the event that all then remaining Consortium Members elect to withdraw pursuant to this subsection, the Institute shall expeditiously seek to shut down the Research Program and each Consortium Member shall be obligated to continue to fund the lesser of such shut down costs or the funding for such six (6) month period at the levels set forth in the applicable Annual Research Program Plan (it being agreed that (a) funding in the case of a shut down of the Research Program shall consist primarily of cash, and (b) the period during which the Institute may actually disburse such funds may extend for a twelve (12) month period after the date of notice of withdrawal, and the rights of Licensee Consortium Members shall apply to Program Know-How, Program Copyrights, Program Materials and Program Patent Rights discovered, developed, conceived and/or reduced to practice during such disbursement period). If the continued support or funding obligation of a Consortium Member upon a withdrawal pursuant to this Section 3.2.3 would extend beyond the conclusion of an

Annual Research Program, such support or funding obligation shall continue for the remainder of the continued funding period with respect to the following Annual Research Program, provided that the amount of such support or funding obligation shall not exceed the amount that would have been applicable for such period of time under the prior Annual Research Program.

         3.3.     Annual Research Program Plans.

                  3.3.1. General. The Annual Research Program Plan, encompassing specific Research Project Plans, for each Annual Research Program shall be as proposed by the Research Program Director in consultation with the Advisory Board. Except as provided below with respect to the Annual Research Program Plan for the first Contract Year, each Annual Research Program Plan shall be approved by a Requisite Majority of the Advisory Board at least thirty (30) days prior to the commencement of the relevant Contract Year. The Annual Research Program Plan for the first Contract Year shall be approved by the Institute and each Consortium Member on the Effective Date. Each Annual Research Program Plan shall be subject to amendment from time to time by the approval of a Requisite Majority of the Advisory Board. At such time as each Annual Research Program Plan (other than the Annual Research Program Plan for the first Contract Year) is approved as provided in this Section 3.3.1, such Annual Research Program Plan shall be initialled by the Research Program Director and an authorized representative of each Consortium Member. Each Annual Research Program Plan shall describe in reasonable detail the work to be undertaken by the Institute pursuant thereto, including the staffing for and goals and timetable of the specific Research Projects to be undertaken as part of the Annual Research Program.

                  3.3.2. Annual Research Program Budget. Each Annual Research Program Plan shall include a budget for the estimated direct expenses to be incurred by the Institute in carrying out such Annual Research Program plus indirect costs at the Institute's indirect cost rate approved by the United States government (the "Annual Research Program Budget"). The direct expenses of the Institute shall include without limitation any travel and other expenses incurred by the Institute in fulfilling its obligations pursuant to Section
2.2.3 (Meetings of the Advisory Board) and Section 3.7 (Technology Transfer). The indirect cost rate shall be applied to the direct expenses in the manner approved by the United States government, which shall be disclosed by the Institute to the Advisory Board. The Institute shall not incur financial obligations with respect to the Research Program except as authorized under an Annual Research Program Budget, or make long-term financial commitments not authorized under an Annual Research Program Budget, without the prior approval of a Requisite Majority of the Advisory Board. Each Annual Research Program Budget (other than for the first Contract Year) shall include a reconciliation of the funding provided pursuant to Article IV for the preceding Contract Year versus the amount actually expended by the Institute in the Research Program during the preceding

Contract Year. Any amount funded but not expended during the preceding Contract Year shall be referred to as the "Shortfall Amount". All Shortfall Amounts shall be carried forward and be available for use in the Research Program in subsequent Contract Years, subject to Section 4.3. However, if the Shortfall Amount exceeds twenty-five percent (25%) of the funding provided in the preceding Contract Year (such excess referred to as the "Excess Funding Amount"), the Consortium Members shall receive a credit in the amount of the Excess Funding Amount in the Annual Research Program Budget for the Contract Year following the Contract Year in which there exists an Excess Funding Amount, such credit to be allocated among the Consortium Members in accordance with the Consortium Member Agreement and reflected in an amendment to Schedule III.

                  3.3.3. Millennium Contributed Technology. Each Annual Research Program Plan shall include a detailed description of the Millennium Contributed Technology to be contributed to the Institute in connection with the Annual Research Program.

                  3.3.4. AFFX Materials. Each Annual Research Program shall include a detailed description of the expected requirements of the Institute for AFFX Materials in connection with the Annual Research Program, broken down on a quarterly basis.

                  3.3.5. Existing Research Agreement.

                         (a) The Institute and the Consortium Members agree that
the Research Program (as defined in the Existing Research Agreement) undertaken by Millennium, the Institute and Dr. Thomas Hudson, as the principal investigator, pursuant to the Existing Research Agreement shall constitute a Research Project under this Agreement for the first Contract Year (and thereafter if approved by the Advisory Board), and all research conducted thereunder, and all results and findings therefrom, including any of the foregoing that occurred prior to the Effective Date of this Agreement, shall be deemed to be from the Research Program conducted under this Agreement. All Program Materials (as defined in the Existing Research Agreement) shall be deemed to be Program Materials under this Agreement, all Program Technology (as defined in the Existing Research Agreement) shall be deemed to be Program Know-How under this Agreement, and all Patent Rights (as defined in the Existing Research Agreement) shall be deemed to be Program Patent Rights under this Agreement.

                         (b) Millennium and the Institute agree that all
rights that Millennium has under the Existing Research Agreement shall be deemed to be rights of the Consortium Members or the Advisory Board, as appropriate, and, where applicable, any elections, options or other rights which are exercisable by Millennium shall be exercisable by the Consortium Members, including, without limitation, the following: (i) all data and information to be provided to Millennium under the

Existing Research Agreement shall be provided to the Advisory Board, (ii) all meetings at which Millennium has the right or obligation to attend shall be attended by a designee of the Advisory Board, who shall confer and consult with other members of the Advisory Board about the agendas and discussions at such meetings, (iii) all decisions regarding the scope of, and funding for, the Research Program under the Existing Research Agreement shall become part of the Annual Research Program Budget review and approval procedure under this Agreement, (iv) the license and option granted to Millennium for the Program Technology and the Patent Rights, respectively, under the Existing Research Agreement are terminated, and each of the Licensee Consortium Members shall have the rights with respect to such Program Technology and Patent Rights as the Consortium Members have with respect to Program Know-How and Program Patent Rights under this Agreement, (v) any rights or obligations of Millennium with respect to patent filing, prosecution or maintenance of Patent Rights under the Existing Research Agreement shall be terminated, and such rights and obligations shall be governed by the terms of this Agreement applicable to Program Patent Rights, (vi) Millennium's option with respect to New Opportunities (as defined in the Existing Research Agreement) shall be terminated and such New Opportunities shall be presented to the Advisory Board for consideration as part of the Research Program, (vii) all rights of Millennium with respect to Program Materials under the Existing Research Agreement shall be deemed to be granted to each Consortium Member, (viii) all rights of Millennium with respect to review and comment of proposed publications under the Existing Research Agreement shall be terminated, and such rights shall be governed by the terms of Article VII of this Agreement, (ix) any rights Millennium has to terminate the Existing Research Agreement may only be exercised by the unanimous consent of the Consortium Members, (x) any funds which may be required to be returned to Millennium under the Existing Research Agreement shall be paid, instead, to the Consortium Members, pro rata, in accordance with their Applicable Contribution Percentage (as defined in the Consortium Member Agreement), (xi) each of the benefits and protections granted by the Institute to Millennium under Sections
6.3 (with respect to collaborations), VII (with respect to confidentiality obligations), X (with respect to representations and warranties made by the Institute), and XI (with respect to release from liability and indemnification by the Institute) shall be terminated, and such benefits and protections shall be governed by the applicable provisions of this Agreement, and (xii) all notices given by either the Institute or Millennium pursuant to the Existing Research Agreement shall also be given to each of BMS and AFFX at their respective addresses as set forth in this Agreement.

                           (c) The Institute and Millennium agree to execute
such amendments, assignments or other documents relating to the Existing Research Agreement as may be required to effectuate this Section 3.3.5; provided, however, that they shall not modify, amend or terminate the Existing Research Agreement without the prior written consent of BMS and AFFX.

         3.4. Records. The Institute shall use reasonable efforts to maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of each Research Project (including all data in the form required under all applicable laws and regulations). It is understood that such records shall include detailed, witnessed laboratory notebooks sufficient to document any patentable inventions made in the course of such Research Project. Upon request by the Advisory Board or a Consortium Member, the Institute will provide copies of all such materials to the Advisory Board or a Consortium Member, as the case may be (e.g., in order to assist the appropriate Consortium Members in the preparation of patent applications related to such inventions pursuant to Section 5.7.2).

         3.5. Meetings. Joint scientific meetings between appropriate representatives of the Institute (including the Research Program Director) and the Consortium Members, shall occur on a regular basis during the course of each Research Project to discuss the results generated under the Research Project and to consider modifications to the Research Project based upon such results. Such meetings shall occur at least on a quarterly basis in person or by teleconference, as agreed by the Institute and the Consortium Members. The Institute agrees to provide to the Advisory Board copies of any written materials prepared or used by the Institute's representatives in connection with such joint scientific meetings.

         3.6.     Reports.

                  3.6.1. Research Project Reports. The Institute shall promptly disclose data and information obtained under each Research Project to the Advisory Board. To the extent reasonably available, such disclosure will include documentation necessary or useful in the development, manufacture or sale of products or services based upon inventions or technology developed in the Research Project. As part of the regular quarterly meetings described in Section 3.5, the Institute shall submit a written technical report to the Advisory Board summarizing all activities under each Research Project, including without limitation the number of scientists and other staff who worked on each Research Project, and the research results and know-how obtained during the just-ended quarter in connection with such Research Project. The Institute shall also submit to the Advisory Board a comprehensive final report within ninety (90) days after termination or expiration of each Research Project.

                  3.6.2. Quarterly Reports. Within thirty (30) days after the end of each three (3) month period during each Contract Year, the Institute shall submit to the Advisory Board a reporting of expenses incurred through the end of such quarter in the Research Program (including a breakdown for each Research Project). Within sixty (60) days after the end of each Contract Year, the Institute shall submit to the Advisory Board a final report which will include a detailed reporting of expenses incurred in the Research Program. To the extent applicable, such expense reports shall comply with GAAP.

         3.7. Technology Transfer. The Advisory Board shall establish guidelines and procedures for the transfer of Background Know-How, Program Know-How and Program Materials from the Institute to the Licensee Consortium Members in order to ensure a prompt and continuous flow of technical information from the Institute to the Licensee Consortium Members. Such guidelines and procedures shall, at a minimum, include (a) delivery and periodic updating of software programs, (b) access to hardware systems, and (c) technical assistance rendered by employees of the Institute to Licensee Consortium Members in utilizing and implementing transferred technology. The Institute agrees to transfer the Background Know-How, Program Know-How and Program Materials following such guidelines and procedures and to provide training to employees and consultants of the Consortium Members at its facility located in Cambridge, Massachusetts or at such other facility as approved by a Requisite Majority of the Advisory Board to enable such technology transfer.

         3.8. Research Program Administrator. The Institute shall retain a research program administrator selected by the Research Program Director and acceptable to a Requisite Majority of the Advisory Board, for the purposes of
(a) facilitating effective communication among the Research Program Director, the Institute and the Consortium Members, (b) assisting in the scheduling of Advisory Board meetings and joint scientific meetings pursuant to Section 3.5,
(c) coordination with the Patent Administrator (as defined in Section 5.7.1) and the Consortium Members relating to intellectual property matters consistent with
Article V, and (d) undertaking such other administrative responsibilities as shall be assigned by the Research Program Director or the Advisory Board. All expenses relating to the research program administrator shall be included in the budget for each Annual Research Program.

         3.9. Conduct of the Research Program by the Institute. Subject to the funding of the Research Program in accordance with the provisions of Article IV, during the term of this Agreement, the Institute shall:

                  3.9.1. Use all reasonable efforts and proceed diligently to perform the Research Program, including the Research Projects, as set forth in the Annual Research Program Plans and Research Project Plans, including, without limitation, by using its good faith efforts to allocate a sufficient number of Institute scientists per year, using personnel with sufficient skills and experience, together with sufficient equipment and facilities, to carry out its obligations under the Research Program, including the Research Projects, and to accomplish the objectives of the Research Program, including the Research Projects;

                  3.9.2. Conduct the Research Program, including the Research Projects, in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and all other requirements of any applicable good laboratory practices to attempt to achieve its objectives efficiently and expeditiously;

                  3.9.3. Subject to the provisions of Section 5.8.1, furnish each Consortium Member with Program Materials, as the Consortium Members from time to time shall reasonably request, in accordance with the procedures set forth in Section 3.7;

                  3.9.4. Promptly provide an Invention Notice to each Consortium Member with respect to any Program Patent Rights;

                  3.9.5. Allow representatives of each of the Consortium Members, upon reasonable notice and during normal business hours, to visit the facilities where the Research Program or any Research Project is being conducted, and consult informally, during such visits and by telephone, with the Institute personnel performing work on the Research Program or such Research Project;

                  3.9.6. Maintain liability insurance with respect to the work it is performing under the Research Program in such amounts as it customarily maintains with respect to similar research programs, which insurance shall designate each Consortium Member as an "insured", and to pay the premiums due thereunder. Each Consortium Member shall receive a certificate indicating coverage as an insured and the amount of such coverage; and

                  3.9.7. Apply all research funds received from the Consortium Members pursuant to this Agreement to fund the Research Program, carry out its obligations in connection therewith and accomplish the goals and objectives of the Research Program as determined by the Advisory Board.


Article IV. RESEARCH PROGRAM FUNDING, THIRD PARTY ACTIVITIES AND TECHNOLOGY CONTRIBUTIONS

         4.1.     Consortium Members' Commitments.

                  4.1.1. Cash Commitments. The maximum cash commitment of each Consortium Member to fund each Annual Research Program is as set forth opposite such Consortium Member's name on Schedule III hereto. Schedule III also sets forth the cash commitment of each Consortium Member to fund the Annual Research Program for the first Contract Year, and shall be amended for each subsequent Contract Year to reflect the Annual Research Program Budget for such Contract Year and the allocation of the resulting cash commitment among the Consortium Members in accordance with the terms of the Consortium Member Agreement (the cash commitment for each Contract Year being referred to as each Consortium Member's

"Cash Commitment" and, collectively, as the "Total Cash Commitments"). All funding shall be provided by check or by wire transfer, except as otherwise agreed by the Institute and all of the Consortium Members and as outlined in
Schedule III. Notwithstanding anything in this Agreement to the contrary, each Consortium Member shall be severally (and not jointly) liable for its funding commitment pursuant to this Agreement.

                  4.1.2. AFFX Materials. AFFX hereby agrees to supply to the Institute the AFFX Materials set forth in each Annual Research Program Plan at the times specified therein.

         4.2. Funding Mechanics. On or before the first day of each calendar quarter during each Contract Year (other than the first Contract Year), each Consortium Member shall pay to the Institute, by check or wire transfer, an amount equal to twenty five percent (25%) of the Cash Commitment of such Consortium Member for such Contract Year. With respect to the first Contract Year, each Consortium Member shall pay to the Institute the amounts set forth on
Schedule III within ten (10) days after the Effective Date, and thereafter during such first Contract Year shall make the quarterly payments set forth in the preceding sentence on the first day of October, January and April. In the event that during any Contract Year the Advisory Board approves a modification to the Annual Research Program Budget for such Contract Year, the payments to be made during the remainder of the Contract Year shall be appropriately adjusted.

         4.3. Financial Records. The Institute shall maintain funds with respect to each Research Project in a separate account and shall expend such funds for wages, supplies and other operating expenses incurred in the performance of such Research Project. The Institute shall keep and maintain adequate books and records (in compliance with GAAP, to the extent applicable) so as to be able to furnish complete and accurate information to the Advisory Board regarding funds provided for the conduct of Research Projects, including the quarterly reports provided pursuant to Section 3.6.2. Representatives of each Consortium Member shall be permitted to examine such books and records during normal business hours and upon reasonable prior written notice to the Institute. It is understood that funds which are not used or otherwise committed prior to the completion or termination of a Research Project shall be retained by the Institute and shall be utilized by the Institute for future expenditures for other Research Projects. Upon the completion or termination of the Research Program, any funds which have not previously been used or otherwise committed shall be returned by the Institute to the appropriate Consortium Members within sixty (60) days after such completion or termination in accordance with the terms of the Consortium Member Agreement.

         4.4.     Third Party Activities.

                  4.4.1.   Non-Commercial Activities.

                           (a) The Institute and the Consortium Members
acknowledge that receipt of funding support from governmental or non-commercial sources could be beneficial to the conduct of the Research Program. The Institute may seek to obtain funding from governmental or non-commercial sources for research projects in the Field in consultation with the Advisory Board, provided that the Institute shall not be obligated to do so. With respect to research projects in the Field that are not part of the Research Program but are to be conducted by Institute personnel who are participants in the Research Program (including, but not limited to, the Research Program Director), the Institute agrees (i) to inform and consult with the Advisory Board prior to undertaking any research projects in the Field which involve governmental or non-commercial sources of funding, and to formally designate any such research project in the Field as an "Additional Field Program", (ii) not to undertake any such Additional Field Program (other than projects funded through governmental sources) unless the project and the terms thereof are approved by a Requisite Majority of the Advisory Board, and (iii) to continue to report to the Advisory Board on a quarterly basis concerning the status and results of any Additional Field Program undertaken by the Institute. However, the Institute shall not use or otherwise apply Program Know-How, Program Materials, Program Copyrights or Program Patent Rights in any Additional Field Program unless all intellectual property resulting or derived from the use or application in any such Additional Field Program of Program Know-How, Program Materials, Program Copyrights or Program Patent Rights are exclusively licensed to Consortium Members to the same extent, and upon the same terms, as if such intellectual property rights constituted Program Know-How, Program Materials, Program Copyrights and/or Program Patent Rights. Notwithstanding the foregoing, the Consortium Members acknowledge that intellectual property rights developed in connection with the projects funded by the United States government may be subject to limited use rights retained by the United States government.

                           (b) The Institute may (i) provide Program Know-How,
Program Materials and/or Program Copyrights to a non-commercial party for purposes of conducting non-commercial research and collaborating with such non-commercial party and (ii) use Program Know-How, Program Materials and/or Program Copyrights for purposes of conducting non-commercial research with such non-commercial party (it being understood that Program Materials do not include AFFX Materials). Program Know-How, Program Materials and/or Program Copyrights shall only be transferred by the Institute to such recipients who execute an agreement substantially in the form of Exhibit D-1 or D-2 (as determined pursuant to subsection (c)) attached hereto, provided that no substantive changes shall be made with respect to provisions relating to Intellectual Property (as such term is defined in Exhibit D-1) without the prior approval of a Requisite Majority of the Advisory Board. The Institute shall promptly inform the Advisory Board of any

Intellectual Property disclosed to it and shall take such actions with respect thereto (including the exercise of an option to obtain a license thereto and the negotiation of the terms thereof) as shall be determined by a Requisite Majority of the Advisory Board. The Institute shall provide copies of agreements entered into with recipients of Program Know-How, Program Materials and Program Copyrights to the Advisory Board within fifteen days after execution thereof. The Institute shall retain the right to use internally Program Know-How, Program Materials, Program Copyrights and Program Patent Rights solely for purposes of conducting non-commercial research.

                           (c) Attached as Exhibits D-1 and D-2 are alternative
forms of agreements to be used in connection with the transfer by the Institute of Program Know-How, Program Materials and/or Program Copyrights pursuant to subsection (b). Exhibit D-1 is intended for use in connection with the transfer of significant Program Know-How, Program Materials and/or Program Copyrights, while Exhibit D-2 is intended for use in connection with the transfer of less significant Program Know-How, Program Materials and/or Program Copyrights. The Advisory Board shall establish guidelines for determining the circumstances under which the use of Exhibit D-1 is required, and the Institute agrees to comply with such guidelines. In all other circumstances, the Institute may use either Exhibit D-1 or Exhibit D-2.

                  4.4.2.   Commercial Activities.

                           (a) The Institute shall not perform services for, or
conduct collaborative research with, commercial third parties using (a) the funds provided to the Institute pursuant to this Agreement, (b) Consortium Member Contributions or Contributed Technology Upgrades licensed to the Institute pursuant to this Agreement, or (c) Program Know-How, Program Materials, Program Copyrights or Program Patent Rights. In addition to the foregoing, if the Institute intends to undertake research projects in the Field with commercial third parties (a "Commercial Third Party Project"), the Institute shall provide notice to the Advisory Board of its intention to undertake such Commercial Third Party Project and shall discuss with the Advisory Board (i) in the event that Institute personnel (including Dr. Lander) assigned to the Research Program are also expected to be participants in such Commercial Third Party Project, the likelihood of potential subject matter overlaps between the Research Program and the Commercial Third Party Project,
(ii) the risks that, notwithstanding the previous sentence, Program Know-How or Program Materials may be used in such Commercial Third Party Project and the Institute's plans for mitigating such risks, (iii) the impact of such Commercial Third Party Project on the personnel resources of the Institute allocated to the Research Program, and (iv) any other matters that might have an adverse impact on the Research Program and/or the Institute's ability to perform the Research Program. In addition, in the event that the Institute personnel assigned to any Research Project are also expected to be participants in any Commercial Third Party Project, the Institute shall, prior to engaging in such Commercial Third Party Project, provide written notice to the Consortium Members describing the proposed research project and the terms (financial and otherwise) relating thereto, and, at the request of the Consortium Members, shall enter into good faith negotiations with the Consortium Members concerning the inclusion of such proposed research project in the Research Program.

                           (b) The Institute shall not (i) distribute or
disclose, or knowingly allow to be distributed or disclosed, Program Know-How, Program Materials and/or Program Copyrights to any third party commercial entity or (ii) use Program Know-How, Program Materials and/or Program Copyrights in research or consulting activities with any third party commercial entity.

                  4.4.3. Withdrawal Rights. In the event that the Institute either (a) undertakes an Additional Field Program pursuant to Section 4.4.1 funded through governmental sources, or (b) undertakes a Commercial Third Party Project with a commercial third party pursuant to Section 4.4.2 in which Institute personnel (including Dr. Lander) assigned to the Research Program are also expected to be participants, each Consortium Member shall have the right to withdraw as a Consortium Member in the event that it believes in good faith that the undertaking by the Institute of any such Additional Field Program or Commercial Third Party Project would be materially detrimental to the Research Program. Any Consortium Member electing to withdraw pursuant to this Section
4.4.3 shall provide notice of withdrawal to the Institute and all other Consortium Members within sixty (60) days after the designation of the applicable Additional Field Program or the notification to the Advisory Board of such Commercial Third Party Project, as applicable. If a Consortium Member elects to withdraw as a Consortium Member pursuant to this Section 4.4.3, such Consortium Member shall continue to support the then current Annual Research Program at the levels (in terms of cash and, in the case of AFFX, AFFX Materials, subject to Section 8.3.2(e)) set forth in the applicable Annual Research Program Budget (at the times and in the manner set forth in Section 4.2) for the period ending six (6) months after the date that such Consortium Member provides notice of withdrawal pursuant to this Section 4.4.3, provided that in the event that all Consortium Members elect to withdraw pursuant to this
Section 4.4.3, the Institute shall expeditiously seek to shut down the Research Program and each Consortium Member shall be obligated to continue to fund the lesser of such shut down costs or the funding for such six (6) month period at the levels set forth in the applicable Annual Research Program Budget (it being agreed that (a) funding in the case of a shut down of the Research Program shall consist primarily of cash, and (b) the period during which the Institute may actually disburse such funds may extend for a twelve (12) month period after the date of notice of withdrawal, and the rights of Licensee Consortium Members shall apply to Program Know-How, Program Copyrights, Program Materials and Program Patent Rights discovered, developed, conceived and/or reduced to practice during such disbursement period). If the continued support or funding obligation of a Consortium Member upon a withdrawal pursuant to this Section
4.4.3 would extend beyond the conclusion of an

Annual Research Program, such support or funding obligation shall continue for the remainder of the continued support or funding period with respect to the following Annual Research Program, provided that the amount of such support or funding obligation shall not exceed the amount that would have been applicable for such period of time under the prior Annual Research Program.

         4.5.     Consortium Member License Grants and Technology Transfer.

                  4.5.1. Millennium License Grant. Millennium hereby grants to the Institute and each Consortium Member other than Millennium a worldwide, paid-up, non-exclusive right and license, without the right to grant sublicenses, to use the Millennium Contributed Technology only in the course of the Research Program. Except as specifically provided herein, no rights to Millennium Contributed Technology are being licensed or otherwise conveyed to the Institute or Consortium Members other than Millennium.

                  4.5.2. AFFX License Grant. AFFX hereby grants to the Institute and each Consortium Member other than AFFX a worldwide, paid-up non-exclusive right and license, without the right to grant sublicenses, to use the AFFX Materials only in the course of the Research Program. Except as specifically provided herein, no rights to AFFX Materials are being licensed or otherwise conveyed to the Institute or Consortium Members other than AFFX.

                  4.5.3. Technology Transfer. AFFX shall transfer to the Institute the AFFX Materials, as specified in each Annual Research Program Plan. Millennium shall transfer to the Institute the tangible manifestations of the Millennium Contributed Technology, as specified in each Annual Research Program Plan.

Article V     INTELLECTUAL PROPERTY RIGHTS

         5.1. Background Know-How. The Institute hereby grants to the Licensee Consortium Members a perpetual, non-exclusive, worldwide, paid-up right and license in the License Field, with a right to grant sublicenses, under Background Know-How (i) to make, have made, import, distribute, use, offer for sale and sell products, (ii) to use, practice, offer for sale and sell methods, and (iii) to otherwise exploit Background Know-How. The rights in the Background Know-How will be used by the Licensee Consortium Members only pursuant to, and are subject to the limitations set forth in, the Consortium Member Agreement.

         5.2. Program Know-How, Program Materials and Program Copyrights. Subject to the provisions of Section 5.6, the Institute and each IP Owning Consortium Member hereby grant to the applicable Licensee Consortium Member(s) a perpetual, exclusive, worldwide, paid-up right and license in the License Field, with a right to grant sublicenses, under Program Know-How, Program Materials and Program

Copyrights (i) to make, have made, import, distribute, use, offer for sale and sell products, (ii) to use, practice, offer for sale and sell methods, and (iii) to otherwise exploit Program Know-How, Program Materials and Program Copyrights, provided that access to tangible manifestations of Program Materials shall be subject to the limitations set forth in Section 5.8.1. The rights in the Program Know-How, Program Materials and Program Copyrights will be used by the Consortium Members only pursuant to, and are subject to the limitations set forth in, the Consortium Member Agreement.

         5.3.     Ownership of Intellectual Property Rights.

                  5.3.1. Any and all (i) patents and patent applications covering inventions conceived and reduced to practice, and (ii) copyrights in any written, oral, visual or multimedia materials created solely by one or more employees or contractors of one or more Consortium Members (but not an Institute employee or contractor) in the course of the Research Program shall be the property of and shall be owned by such Consortium Member(s), subject to the rights granted to applicable Licensee Consortium Member(s) under this Agreement. Such Consortium Member(s) shall be deemed to be (an) IP Owning Consortium Member(s) with respect to such invention or copyright and shall promptly disclose to the Advisory Board each such invention or copyright in writing (such disclosures to be provided on at least a quarterly basis).

                  5.3.2. Any and all (i) patents and patent applications covering inventions conceived or reduced to practice, and (ii) copyrights in any written, oral, visual or multimedia materials created solely by one or more employees or contractors of the Institute in the course of the Research Program shall be the property of and shall be owned by the Institute, subject to the rights granted to applicable Licensee Consortium Member(s) under this Agreement. Institute shall promptly disclose to the Advisory Board each such invention or copyright in writing (such disclosures to be provided on at least a quarterly basis).

                  5.3.3. Any and all (i) patents and patent applications covering inventions conceived and/or reduced to practice, and (ii) copyrights in any written, oral, visual or multimedia materials created jointly by one or more employees or contractors of the Institute and one or more employees or contractors of one or more Consortium Members in the course of the Research Program shall be the property of and shall be owned by the Institute and the applicable IP Owning Consortium Members jointly, subject to the rights granted to the applicable Licensee Consortium Member(s) by the Institute and any applicable IP Owning Consortium Member under this Agreement. The Institute (and any applicable IP Owning Consortium Member) shall promptly disclose to the Advisory Board each such invention or copyright in writing (such disclosures to be provided on at least a quarterly basis).

         5.4. Research Technology License Option. The Institute and each IP Owning Consortium Member hereby grant to the applicable Licensee Consortium Member(s) an option (exercisable on a Program Patent Right-by-Program Patent Right basis) to obtain a co-exclusive (with the Institute (including any third party to which the Institute has granted a license pursuant to the provisions of
Section 5.6 of this Agreement) and each other Consortium Member), worldwide, paid-up right and license in the License Field, with a right to grant sublicenses as provided below, under the Program Patent Rights: (i) to make, have made and use products, (ii) to use and practice methods and (iii) to otherwise exploit the Program Patent Rights, in all cases subject to the limitation that the right and license granted under this Section 5.4 shall not extend to the commercial sale of products or the commercial performance of services (a "Research Technology License"). Such Research Technology License may be sublicensed by a Licensee Consortium Member in the context of academic or non-commercial relationships or to a commercial entity with which the Licensee Consortium Member is conducting collaborative research activities only for use in connection with such collaborative research activities. The rights in the Program Patent Rights will be used by the Consortium Members only pursuant to, and are subject to the limitations set forth in, the Consortium Member Agreement. Each option to obtain a Research Technology License granted to the applicable Licensee Consortium Member(s) pursuant to this Section shall extend for a period of one hundred twenty (120) days after the date of receipt by the applicable Licensee Consortium Member(s) of an Invention Notice (which Invention Notice shall specifically indicate that such 120-day period commences upon such receipt) (the "Initial Research Technology Option Period"). The Initial Research Technology Option Period may be extended, at the election of one or more License Consortium Members, by providing written notice to the Institute and all other Consortium Members, prior to the expiration of the Initial Research Technology Option Period, in which event the period during which the option may be exercised shall be extended until such time, if ever, as the Institute grants a license to a third party with respect to the applicable Program Patent Rights pursuant to Section 5.6 (the "Research Technology Option Extension Period"), provided that during the Research Technology Option Extension Period, the Licensee Consortium Member(s) electing to extend the option period shall reimburse the Institute for its reasonable out-of-pocket expenses incurred in connection with the prosecution and maintenance of the applicable Program Patent Rights, such reimbursement to be contributed to equally among all Licensee Consortium Members electing to extend the option period and all Licensee Consortium Members that have exercised such option during the Initial Research Technology Option Period. Promptly following the exercise of the option granted pursuant to this Section, the Institute, each IP Owning Consortium Member (if any) and the applicable Licensee Consortium Member(s) shall execute and deliver a Research Technology License Agreement covering the applicable Program Patent Rights.

         5.5. Product Technology License Option. The Institute and each IP Owning Consortium Member hereby grant to the applicable Licensee Consortium Member(s) an option (exercisable on a Program Patent Right-by-Program Patent Right basis) to obtain an exclusive, worldwide right and license in the License Field, with a right to grant sublicenses, under the Program Patent Rights (and, if applicable, Background Patent Rights): (i) to make, have made, use, offer for sale, sell, import and distribute products, (ii) to use, practice, offer for sale and sell methods, and (iii) to otherwise exploit the Program Patent Rights (a "Product Technology License"). The rights in the Program Patent Rights will be used by the Consortium Members only pursuant to, and are subject to the limitations set forth in, the Consortium Member Agreement. The applicable Licensee Consortium Member(s) shall be obligated to pay royalties to the Institute and the other Consortium Members to the extent provided in the applicable Product Technology License Agreement (with respect to the Institute and any IP Owning Consortium Member) and the Consortium Member Agreement (with respect to the other Consortium Members). The option to obtain a Product Technology License granted to Licensee Consortium Members pursuant to this Section may be exercised at any time from receipt by the applicable Licensee Consortium Member(s) of an Invention Notice as to the particular Program Patent Rights until one hundred fifty (150) days after receipt of such Invention Notice (which Invention Notice shall specifically indicate that such 150-day period commences upon such receipt) (the "Initial Product Technology Option Period"). The Initial Product Technology Option Period may be extended, at the election of one or more Licensee Consortium Members, by providing written notice to the Institute and all other Consortium Members prior to the expiration of the Initial Product Technology Option Period, in which event the period during which the option may be exercised shall be extended until such time, if ever, as the Institute grants a license to a third party with respect to the applicable Program Patent Rights pursuant to Section 5.6 (the "Product Technology Option Extension Period"), provided that during the Product Technology Option Extension Period, the Licensee Consortium Member(s) electing to extend the option period shall reimburse the Institute for its reasonable out-of-pocket expenses incurred in connection with the prosecution and maintenance of the applicable Program Patent Rights, such reimbursement to be contributed to equally among all Licensee Consortium Members electing to extend the option period and all Licensee Consortium Members that have exercised such option during the Initial Product Technology Option Period. Promptly following the exercise of the option granted pursuant to this Section, the Institute and the applicable Licensee Consortium Member(s) shall seek to agree upon the applicable royalty (which royalty shall in any event be within the range specified on Schedule V hereto and shall be split between the Institute and the applicable IP Owning Consortium Member(s) in such manner as shall be determined by them in good faith based upon the standards set forth in Schedule V and specified in the applicable Product Technology License Agreement). In the event that the parties are unable to agree upon such royalty, the matter shall be resolved by arbitration in accordance with Section 12.1. Upon determination of the applicable royalty (by agreement of the parties or arbitration), the Institute, each IP Owning Consortium Member (if any) and the applicable Licensee Consortium Member(s) shall execute and deliver a Product Technology License Agreement covering such Program Patent Rights for the License Field, provided that the applicable Licensee Consortium Member(s) shall have the right to revoke the exercise of the option in the event that the royalty rate is determined by means of arbitration (in which event, for purposes of this Section 5.5, such option shall not be considered to have been exercised). In the event that there are one or more significant product opportunities derived from the Program Patent Rights that fall outside of the Core License Field, the applicable Licensee Consortium Member(s) and the Institute agree to discuss in good faith reasonable diligence criteria (in addition to the provisions set forth in Exhibit A attached hereto) only with respect to such product opportunities outside of the Core License Field, which criteria may include mutually agreed upon minimum royalties.

         5.6.     Institute Rights.

                           (a) In the event that no Licensee Consortium Member
exercises the option with respect to any Program Patent Rights pursuant to
Section 5.4 during the Initial Research Technology Option Period or pursuant to
Section 5.5 during the Initial Product Technology Option Period, the Institute may negotiate a license under its rights to such Program Patent Rights (and any directly related Program Know-How, Program Materials and/or Program Copyrights) with any third party, provided that the Institute shall not grant any such license until the expiration of a thirty (30) day period commencing on the date on which the Licensee Consortium Member(s) receive written notice from the Institute stating the Institute's intention to grant a license to the applicable Program Patent Rights (and any directly related Program Know-How, Program Materials and/or Program Copyrights) and describing in such notice the applicable terms of such license (during which 30-day period each Licensee Consortium Member electing to extend the option period under Section 5.4 and/or
5.5 shall have the right to exercise the option to obtain a Research Technology License or a Product Technology License). If the terms the Institute proposes to offer to a third party would be more favorable to the third party than either
(x) the terms set forth in the form of Product Technology License Agreement (including the applicable royalty range), or (y) in the event that a Licensee Consortium Member has exercised the Product Technology License option but has not reached agreement with the Institute with respect to royalties or has revoked the exercise of the option based on a royalty rate determined by arbitration, the most favorable terms (from the perspective of the Licensee Consortium Member) offered by the Institute or by the arbitrators, then the Institute must first offer in writing such more favorable terms to the applicable Licensee Consortium Members, and such Licensee Consortium Member(s) will have thirty (30) days to accept or reject such offer.


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


                  Confidential Materials omitted and filed separately with the Securities and Exchange commission. Asterisks denote such omission.


                           (b) All license fees, milestone payments and royalty
income derived by the Institute based on the licensing of Program Patent Rights (and any directly related Program Know-How, Program Materials and/or Program Copyrights) to third parties shall be divided as follows after deducting the Institute's costs of licensing and enforcing such rights: (a) ********* to the Institute, and (b) ***** ****** divided among the Consortium Members pursuant to the terms of the Consortium Member Agreement. In the event that the Institute grants a license pursuant to this Section 5.6 to any Program Know-How, Program Materials and/or Program Copyrights, such license shall be non-exclusive, and the licenses thereto to Licensee Consortium Members set forth in Section 5.2 shall remain exclusive except as to such license granted pursuant to this
Section 5.6.

         5.7.     Patent Filing, Prosecution and Maintenance.

                  5.7.1. Administration of Patent Portfolio. The Institute shall designate an individual (the "Patent Administrator"), such individual to be subject to the approval of a Requisite Majority of the Advisory Board, to be responsible for Patent Portfolio Administration (as defined below). As used herein, the term "Patent Portfolio Administration" means (a) the identification of potentially patentable inventions in consultation with employees of and contractors to the Institute; (b) communication of information regarding potentially patentable inventions to designees of each Consortium Member and patent counsel to the Institute; (c) coordination of discussions among representatives of the Institute, each Consortium Member and Institute patent counsel concerning the advisability of filing for patent protection on potentially patentable inventions; (d) coordinating the preparation and filing of appropriate patent applications, and providing copies thereof to Consortium Members for comments prior to filing; (e) coordination of the preparation and filing of corresponding foreign patent applications within required time periods; (f) maintenance of databases concerning patent applications and patents which indicate any critical dates for filings, responses, payments and other patent-related actions (which databases shall, to the extent feasible, be networked with Consortium Members in order to provide for access by Consortium Members to such databases); (g) provision of Invention Notices to Consortium Members, as well as notices concerning the commencement and expiration of the option periods set forth in Sections 5.4 and 5.5; and (h) coordination of the transition of responsibility for patent prosecution and maintenance with respect to one or more Program Patent Rights from the Institute to the applicable Licensee Consortium Member(s) pursuant to the provisions of Section 5.7.2.


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


                  5.7.2. Control by Licensee Consortium Members. Subject to the rights of the applicable Licensee Consortium Member(s) set forth in this Section
5.7.2 and in any applicable Research Technology License Agreements and/or Product Technology License Agreements, the Institute shall be responsible for the filing and prosecution of patent applications, and the maintenance of patents that may issue therefrom, within the Program Patent Rights. The applicable Licensee Consortium Member(s) shall have the right, at their option and expense, to control the filing and prosecution of patent applications, and maintenance of patents that may issue therefrom, within the Program Patent Rights. Such activities shall be conducted in the name of the owner of such invention (as set forth in Section 5.3). The Institute and each IP Owning Consortium Member shall cooperate with and provide assistance to the applicable Licensee Consortium Member(s) in connection with such activities, including without limitation execution of all documents, and performance of all acts reasonably necessary, to prosecute such patent applications, and maintain, enforce and defend such patents. Such Licensee Consortium Member(s) shall keep the Institute and each IP Owning Consortium Member reasonably informed as to the status of any patent application and any patent within the Program Patent Rights. The applicable Licensee Consortium Member(s) shall provide the Institute and each IP Owning Consortium Member copies of all correspondence concerning patent prosecution in sufficient time prior to due dates to allow the parties and their attorneys to review the correspondence and comment on the prosecution, such comments to be reasonably considered. Copies of such correspondence being forwarded to the Institute should also be sent to its patent attorney, Patricia Granahan, Esq., Hamilton, Brook, Smith & Reynolds, Two Militia Drive, Lexington, MA 02173, telephone (617) 861-6240, fax (617) 861-9540 or such other attorney as may be designated by the Institute from time to time. Each Licensee Consortium Member exercising its right to control filing, prosecution and maintenance of a Program Patent Rights under this Section 5.7.2 shall provide such information to the Patent Administrator in order to permit him or her to maintain the databases referred to in Section 5.7.1.

                  5.7.3. Institute/IP Owning Consortium Member Rights. If the applicable Licensee Consortium Member(s) exercise rights of control pursuant to
Section 5.7.2 but thereafter elect not to file or thereafter prosecute any patent application within the Program Patent Rights, or elect not to pay any fee required to maintain a patent within the Program Patent Rights, in any country, such Licensee Consortium Member(s) shall promptly notify the Institute and each IP Owning Consortium Member. In such event, the Institute and each IP Owning Consortium Member, in its discretion and at its expense, shall (a) have the right to file and prosecute such application, and/or maintain such patent, in such country, and (b) subject to the following sentence, have the right to grant exclusive licenses to third parties to such patent application and/or patent limited to such country(ies), in which event the options set forth in Sections
5.4 and 5.5 shall terminate with respect to such country(ies), provided that the Institute shall only have the right to grant non-exclusive licenses to third parties to such patent application and/or patent (and the options set forth in Sections 5.4 and 5.5 shall be for non-exclusive rights for such country(ies)) in the event that the applicable License Consortium Member(s) elect not to file, prosecute or pay fees as a result of their good faith determination that seeking and/or maintaining patent protection in such country(ies) would not be beneficial due to the existence of prior art or previously issued patents, or because such patent protection would not provide meaningful legal and/or business protection under the circumstances. Prior to granting any such license to a third party, the Institute and each IP Owning Consortium Member shall notify the applicable Licensee Consortium Member(s) of its intent to grant such a license, and shall, at the request of such Licensee Consortium Member(s), negotiate in good faith terms for the maintenance of exclusivity under Sections 5.4 and 5.5 with respect to such patent application and/or patent.

         5.8.     Program Materials.

                  5.8.1. Transfer of Program Materials. The Advisory Board shall determine under which circumstances Program Materials shall be transferred to Consortium Members. To the extent Program Materials are transferred, unless otherwise determined by the Advisory Board, Program Materials relating to a Research Project shall be transferred to all Consortium Members which wish to receive such Program Materials. However, the Consortium Members acknowledge that there may be situations in which the Institute enters into collaborations with third parties to gain access to Program Materials under terms which limit the dissemination of such Program Materials to third parties, including Consortium Members; the Institute acknowledges that any such limitations need to be taken into consideration when determining whether to enter into any such third party agreements, and agrees to use reasonable efforts to obtain the rights to disseminate such Program Materials to the Consortium Members.

                  5.8.2. Use of Biological Materials. (a) The Institute agrees that biological materials to be obtained from human subjects for purposes of conducting Research Projects shall be obtained only after all necessary review and final approvals by the appropriate institutional review board, human experimentation committee or similar body have been obtained, said process specifically to include review and final approval of the consent form(s) to be used to document that the human subject has had an opportunity to be informed about the nature of and the potential risks and benefits associated with the research and has decided to provide biological materials knowing that such biological materials will be analyzed by the Institute and Consortium Members and may be retained by Institute and/or Consortium Members.

                         (b) The Institute agrees that the Research Program
Director or an appropriately designated collaborator or assistant will enroll an individual as a human subject only after he or she has provided said individual full and complete disclosure of: (i) any and all risks known or anticipated to be associated with participation, (ii) any benefits that might be realized by the individual as a consequence of his or her participation, (iii) any involvement of Consortium Members in the research, specifically including a statement in the consent form and any necessarily related documents that cells, blood, plasma or nucleic acid samples may be analyzed, retained indefinitely, and subjected to other uses by the Institute and Consortium Members and that the Institute and Consortium Members may derive economic benefit from the study of said samples, no part of which will be shared with the subject, and (iv) any other information required pursuant to the research protocol that is finally approved by institutional review board, human experimentation committee or similar body.

                           (c) The Institute agrees that no human subject will
be enrolled until he or she has consented in writing to his or her participation. The Institute agrees that no child aged seven (7) or older shall be enrolled unless, in addition to obtaining the informed consent of said child's parent or guardian, the written assent of the child is obtained.

                           (d) The Institute agrees to use a consent/assent form
the same as or substantially similar to Exhibit C attached hereto. In the event that an institutional review board, human experimental committee or similar body requires significant changes in such language, the Institute shall promptly so inform the Advisory Board and shall not enroll any human subjects unless the Advisory Board has provided its prior written approval to such changes, such approval not to be unreasonably withheld.

         5.9. Employee Agreements. Each employee and contractor of the Institute involved in the Research Program, as well as all students, research fellows and similar participants engaged by the Institute in the Research Program, shall execute and deliver to Institute an agreement, in form reasonably satisfactory to the Advisory Board, under which such person will assign to the Institute any inventions made or copyrightable materials created by such person in connection with the Research Program and agree to abide by the provisions of
Section 4.4.1 (b) and 4.4.2 (b) and the confidentiality obligations of the Institute specified in Article VI.

         5.10. No Implied Licenses. Except for the licenses and options to obtain a license expressly pursuant to this Agreement, no licenses, implied or otherwise, are granted by the Institute to any Consortium Member or by any Consortium Member to the Institute or any other Consortium Member, including licenses to so-called "background" technology.

Article VI.       CONFIDENTIAL INFORMATION

         6.1. Confidentiality. Consortium Members may from time to time disclose Confidential Information to the Institute in connection with the Research Program, and the Institute may from time to time disclose Confidential Information to one or more Consortium Members. For purposes of this Agreement,
(a) the term "Disclosing Party" means the Consortium Member or the Institute which discloses Confidential Information as contemplated by the preceding sentence, (b) the term "Receiving Party" means the Consortium Member or the Institute to which Confidential Information is disclosed by a Disclosing Party, and (c) the term "Confidential Information" means information and materials of a Disclosing Party which are designated as confidential in writing by such Disclosing Party, whether by letter or by use of an appropriate stamp or legend, prior to or at the same time any such information or materials are disclosed by such Disclosing Party to the Receiving Party. Notwithstanding the foregoing, materials and other information which are orally, visually or electronically disclosed by a Disclosing Party, or are disclosed in writing without an appropriate letter, stamp, or legend, shall constitute Confidential Information if such Disclosing Party, within 30 days after such disclosure, delivers to the Receiving Party a written document or documents describing the material or information and indicating that it is confidential, provided that any disclosure of information by the Receiving Party prior to receipt of such notice shall not constitute a breach by the Receiving Party of its obligations under this Section
6.1. The Receiving Party agrees, to the extent permitted by law, that Confidential Information shall remain the property of the Disclosing Party, and that, unless otherwise agreed to by the Disclosing Party, Confidential Information shall not be disclosed, divulged or otherwise communicated by it to third parties (including without limitation, other Consortium Members) or used by it for any purposes other than in connection with the Research Program and the exploitation of the licenses granted in Article 5; provided that the term "Confidential Information" shall exclude materials or information that:

                           (a) are in possession of the Receiving Party at the
time of disclosure thereof as demonstrated by prior written records;

                           (b) are or later become part of the public domain
through no fault of the Receiving Party;

                           (c) are received by the Receiving Party from a third
party having no obligation of confidentiality to the Disclosing Party that made the disclosure;

                           (d) are developed independently by the Receiving
Party without use of Confidential Information as evidenced by written records;
or

                           (e) are required by law or regulation to be
disclosed; provided, however, that the Receiving Party has provided written notice to the

Disclosing Party promptly so as to enable such Disclosing Party to seek a protective order or otherwise prevent disclosure of such information.

         6.2.     Term. The obligations of the Receiving Party under this
Article VI shall continue for a period of five (5) years after the expiration or termination of this Agreement; provided, however, that in the case of a Consortium Member that withdraws, or is deemed to have withdrawn, as such pursuant to Article VIII, the Receiving Party's obligations with respect to such Consortium Member's Confidential Information shall continue only for a period of five (5) years after the effective date of such Consortium Member's withdrawal.

         6.3. Return of Materials. Upon request by a Consortium Member that made a disclosure of Confidential Information to the Institute, the Institute promptly shall return all copies and other tangible manifestations of the Confidential Information disclosed.

Article VII.      PUBLICATION AND ACADEMIC RIGHTS

         7.1. Use of Information. Subject to the provisions of Section 7.2, the Institute (and its employees) shall have the right to publish or otherwise disclose information and/or data developed by the Institute under the Research Program. The Institute (or its employees) shall include an appropriate acknowledgment of the sponsorship of the Research Program by the Consortium Members in such publication or disclosure. The Consortium Members shall have the right to use, disclose and exploit any such data and information in accordance with the rights held by them pursuant to this Agreement.

         7.2.     Publication or Public Disclosure of Information.

                  7.2.1. Notice. To avoid disclosure of Confidential Information of a Consortium Member and the loss of patent rights as a result of premature public disclosure of patentable information, the Institute agrees to provide notice to the (i) Advisory Board, and (ii) each Consortium Member at least thirty (30) days prior to any submission for publication or disclosure, together with any and all materials intended for publication or disclosure relating to technical reports, data, or information developed by the Institute or its employees during the term of and pursuant to this Agreement.

                  7.2.2. Filing of Patent Application. During the course of any such 30-day period, the Advisory Board or any Consortium Member shall provide notice to the Institute whether it desires that a patent application be filed on any invention disclosed in such materials. In the event that the Advisory Board or a Consortium Member desires that such a patent application be filed, the Institute agrees to withhold publication and disclosure of such materials until the occurrence of the first of the following: (i) filing of a patent application covering such invention;
(ii) written agreement by the Advisory Board and/or the Consortium Member, as the case may be, and the Institute that no patentable invention is disclosed in such materials; or (iii) sixty (60) days after the date that such materials were received by the Advisory Board and the Consortium Members from the Institute. Further, during the course of any such 30-day period, any Consortium Member that believes that any of its Confidential Information has been included in the proposed publication or disclosure shall provide notice to the Institute of the Confidential Information which should be removed from such proposed publication or disclosure. The Institute agrees to remove all such Confidential Information from the proposed publication or disclosure.

Article VIII.     WITHDRAWAL

         8.1. Voluntary Withdrawal. Any Consortium Member may voluntarily withdraw as a Consortium Member under this Agreement by notice to the Institute and the other Consortium Members as follows:

                  (i)      pursuant to the provisions of Section 3.2.2, 3.2.3 or
                           Section 4.4.3; and

                  (ii) by notice of withdrawal given by such Consortium Member (which it may elect to do in its sole discretion) to the Institute and the other Consortium Members no later than one (1) year prior to the effective date of withdrawal, provided that the effective date of withdrawal may be no earlier than the last day of the third Contract Year.

In the case of a withdrawal pursuant to subsection (i) above, the effective date of withdrawal shall be the expiration of the period during which the withdrawing Consortium Member is required to fund the Research Program pursuant to Section 3.2.2, 3.2.3 or 4.4.3, as applicable, provided that if the Institute elects to disburse funding over an extended period of time as permitted by such Sections, the effective date of withdrawal for purposes of Section 8.3.1 only shall be the last date upon which such funds were disbursed.

         8.2. Involuntary Withdrawal. If a Consortium Member materially breaches any material warranty, term or condition of this Agreement and fails to remedy such material breach within ninety (90) days after receipt of notice in writing of such material breach from the Institute, the Institute shall have the right to cause the involuntary withdrawal of such Consortium Member, such withdrawal to be effective immediately upon delivery of a written notice from the Institute to such Consortium Member indicating the Institute's election to cause such involuntary withdrawal to occur. For purposes of this Section 8.2, any failure of a Consortium Member to make


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


a funding payment pursuant to Article IV when due shall be deemed to be a material breach of this Agreement by such Consortium Member pursuant to which the Institute shall be entitled to send a 90-day notice under this Section 8.2.

         8.3.     Effect of Withdrawal.

                  8.3.1. Intellectual Property Rights. From and after the effective date of withdrawal of a Consortium Member, such Consortium Member shall cease to have any rights as a Consortium Member under this Agreement, including rights as a Licensee Consortium Member to any Program Know-How, Program Materials, Program Copyrights or Program Patent Rights arising after such effective date of withdrawal. However, except in the event of an involuntary withdrawal pursuant to Section 8.2, the withdrawing Consortium Member shall retain its rights as a Licensee Consortium Member in Background Know-How, Program Know-How, Program Materials, Program Copyrights and Program Patent Rights arising prior to the effective date of such withdrawal as provided in Article V and its rights under Article VI and Article VII, provided that in the event that the remaining Consortium Members designate a successor Licensee Consortium Member(s) pursuant to the Consortium Member Agreement, such successor(s) shall have a non-exclusive license to such Background Know-How, Program Know-How, Program Materials, Program Copyrights and Program Patent Rights to the extent necessary to enable such successor(s) to develop and commercialize products or services based upon Program Know-How, Program Materials, Program Copyrights and/or Program Patent Rights arising after the effective date of withdrawal. In the event of an involuntary withdrawal pursuant to Section 8.2, the withdrawing Consortium Member's rights as a Licensee Consortium Member in Background Know-How, Program Know-How, Program Materials, Program Copyrights and Program Patent Rights arising prior to the effective date of such withdrawal as provided in Article V shall terminate, effective as of the effective date of such withdrawal.

                  8.3.2.   Funding and Technology Contributions.

                           (a) In the event of a withdrawal pursuant to Section
8.1(i) above, the withdrawing Consortium Member shall continue to support or fund the Research Program to the extent and for the period set forth in Section 3.2.2, 3.2.3 or 4.4.3, as applicable. In addition, if such withdrawing Consortium Member is Millennium, it shall continue, during such continued support or funding period, to provide, in the case of Millennium, the Millennium Contributed Technology set forth in the applicable Annual Research Program Plan.

                           (b) In the event of a withdrawal pursuant to Section
8.1(ii) above, the withdrawing Consortium Member shall continue to support or fund the Research Program until the effective date of withdrawal at the levels (in terms of cash and, in the case of AFFX, AFFX Materials, subject to Section 8.3.2(e)) set forth in the applicable Annual Research Program Budget (at the times and in the manner set forth in Section 4.2). In addition, if such withdrawing Consortium Member is Millennium, it shall continue, during such continued support or funding period, to provide the Millennium Contributed Technology set forth in the applicable Annual Research Program Plan.

                           (c) In the event of an involuntary withdrawal
pursuant to Section 8.2 above, the withdrawing Consortium Member shall continue to support or fund the Research Program until the later of (i) twelve (12) months after the effective date of withdrawal, or (ii) the end of the third Contract Year, at the levels (in terms of cash and, in the case of AFFX, AFFX Materials, subject to Section 8.3.2(e)) set forth in the applicable Annual Research Program Budget (at the times and in the manner set forth in Section 4.2). In addition, if such withdrawing Consortium Member is Millennium, it shall continue, during such continued support or funding period, to provide the Millennium Contributed Technology set forth in the applicable Annual Research Program Plan.

                           (d) If the continued support/funding and technology
contribution obligations of a Consortium Member upon a withdrawal pursuant to this Article VIII would extend beyond the conclusion of an Annual Research Program, (i) such support or funding obligation shall continue for the remainder of the continued support or funding period with respect to the following Annual Research Program(s), provided that the amount of such support or funding obligation shall not exceed the amount that would have been applicable for such period of time under the prior Annual Research Program, and (ii) such technology contribution obligation for the period beyond the conclusion of such Annual Research Program shall be negotiated in good faith by the parties.

                           (e) In the event that AFFX withdraws pursuant to
Section 8.1 or 8.2, the Institute and the other Consortium Members shall have the right to require that AFFX, in lieu of providing all or any portion of the AFFX Materials to the Institute set forth in the applicable Annual Research Program Plan, provide cash funding for the continued funding periods set forth in subsections (a), (b) or (c) above, in an amount determined pursuant to the Consortium Member Agreement.

                           (f) Such ongoing support/funding and technology
contributions, if any, by the withdrawing Consortium Member shall constitute liquidated damages arising out of the withdrawal of such Consortium Member.

                  8.3.3. In the event of the withdrawal of a Consortium Member pursuant to this Article VIII, or the termination by any Consortium Member pursuant to Section 9.2, the Institute and the remaining Consortium Members agree to meet and negotiate in good faith the continuation of the Research Program, including ongoing funding obligations.

Article IX.   TERM; TERMINATION AND RENEWAL

         9.1. Term. Subject to the provisions of Section 9.6, the term of this Agreement shall commence on the Effective Date and continue in full force and effect until the last day of the fifth Contract Year, unless this Agreement is terminated in its entirety prior to such date in accordance with this Article IX, or renewed as set forth in Section 9.7.

         9.2. Termination for Breach by the Institute. If the Institute materially breaches any material warranty, term or condition of this Agreement and fails to remedy such material breach within ninety (90) days after receipt of notice of such material breach from a Consortium Member (it being further agreed that a Consortium Member providing notice pursuant to this Section shall also provide notice to all other Consortium Members), each Consortium Member may, at its or their option, as the case may be, and in addition to any other remedies that such Consortium Member may have in law or in equity, terminate this Agreement with respect to such Consortium Member by sending notice of termination to the Institute, such termination to be effective immediately, subject to the provisions of Section 9.6. From and after the effective date of such termination, the terminating Consortium Member shall have no further obligation to make cash payments and technology contributions to the Institute.

         9.3. Termination Rights of the Institute. Subject to the provisions of
Section 9.6, the Institute may terminate this Agreement, at its option, by notice to the Consortium Members, in the event that at any time:

                  (a) the cash funding commitments of the Consortium Members total less than the Minimum Cash Funding Level for any Contract Year; or

                  (b) the Consortium Members default in their obligation to fund Research Projects as provided in this Agreement and such default results in total funding of any Annual Research Program being less than the Minimum Cash Funding Level for the applicable Contract Year.

If the Institute desires to terminate this Agreement pursuant to this Section 9.3, it shall first give the Consortium Members notice of its intention to terminate and afford the Consortium Members a period of ninety (90) days to eliminate the factual circumstance that would permit the Institute to so terminate. Such curative steps by the Consortium Members may include increasing their funding commitments, paying the defaulted funding amount and/or arranging for the addition of an Additional Consortium Member as provided in Section 2.1 (as to whose addition, the Institute shall not unreasonably withhold its approval). In the event that the Consortium Members fail to eliminate the factual circumstances that would permit the Institute to

          Confidential Materials omitted and filed separately with the Securities and Exchange commission. Asterisks denote such omission.

terminate this Agreement within such 90-day period, the Institute may terminate this Agreement by notice to the Consortium Members, such termination to be effective immediately.

         9.4. Additional Termination Event. Subject to the provisions of Section 9.6, the Institute or any Consortium Member may terminate this Agreement in the event that at any time any material provisions of this Agreement violate a binding law, statute, rule or regulation promulgated by the United States government or any agency thereof, in which event the terminating party shall provide notice to all other parties and, if within ninety (90) days after the date of such notice, the Institute and the Consortium Members are unable to negotiate an amendment that would cause this Agreement to be in compliance with such regulation, this Agreement shall terminate effective immediately upon further notice to all other parties from the terminating party (with any termination by a Consortium Member being solely with respect to such Consortium Member).

         9.5. Return of Funds; Continued Funding Obligation. Any funds paid to the Institute by the Consortium Members which have not been expended or committed upon the date of expiration or termination of this Agreement pursuant to this Article IX shall be refunded to the Consortium Members within sixty (60) days after the date of expiration or termination in accordance with the terms of the Consortium Member Agreement. In the event that the total funds paid to the Institute by the Consortium Members as of the date of a termination by the Institute pursuant to Section 9.3 are not sufficient to cover costs and non-cancelable commitments actually incurred by the Institute in connection with the Research Program as of such date, the Consortium Members shall reimburse the Institute the deficiency (with each Consortium Member being severally, and not jointly, liable for its share of such deficiency determined in accordance with the formula x/y where x is the amount of the deficiency and y is the number of Consortium Members as of the date of termination), such reimbursement to be made within thirty (30) days after the date of notice provided by the Institute to the Consortium Members specifying the amount of the deficiency (with supporting documentation therefor); provided, however, that the Consortium Members shall not be obligated to reimburse the Institute pursuant to this sentence an amount in excess of ****** of the total funding commitment of the Consortium Members pursuant to Section 4.1 for the twelve (12) month period commencing on the date of termination. The Institute will use its best efforts to minimize any costs and non-cancelable commitments to be paid for by the Consortium Members pursuant to the previous sentence, including without limitation by reassigning personnel and transferring supplies.

         9.6. Survival. The following articles and sections of this Agreement shall survive the expiration or termination of this Agreement: Sections 3.4, 3.5, 3.6, 4.3 and 4.4 and Articles V, VI, VII, IX, XI and XII.

         9.7. Renewal. Not later than the end of the third Contract Year, the Consortium Members and the Institute shall meet (at a time and place designated by the Institute in a notice to the Consortium Members and mutually agreed upon by the Consortium Members) to consider a renewal of the term of this Agreement for an additional five (5) Contract Years commencing at the end of the fifth Contract Year. If the Institute and the Consortium Members shall so agree to such a renewal, they shall enter into an appropriate amendment of this Agreement reflecting the terms to be in effect during the renewal period, including the funding commitments of the Consortium Members for each Contract Year in such renewal term.

Article X      REPRESENTATIONS AND WARRANTIES

         10.1. Representations and Warranties of All Parties. Each party represents and warrants to the other parties that: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

         10.2. Representations and Warranties of the Institute. The Institute hereby represents and warrants to each of the Consortium Members that: (a) it has not entered into any agreement with any third party which is in conflict with the rights granted to any of the Consortium Members pursuant to this Agreement; (b) except as indicated on Schedule VI, it is the owner of, or is the licensee of, all of the Background Know-How in existence on the date of this Agreement, and has the right to grant licenses or sublicenses therefor to the Licensee Consortium Members; (c) except as indicated on Schedule VI, it is the owner of, or has exclusive rights to, all of the Background Patent Rights, and has the exclusive right to grant licenses therefor; (d) to the best of its knowledge, all such Background Patent Rights are in full force and effect and have been maintained to date; (e) it is not aware of any asserted or unasserted claim or demand which it believes can be enforced against the Background Patent Rights; (f) it has no current knowledge that the practice of the Background Patent Rights infringes upon or conflicts with any patent, patent application or other proprietary right of any third party; and (g) the Institute has not granted and will not grant any right or interest in and to Program Know-How, Program Materials, Program Copyrights or Program Patent Rights that is inconsistent with the grant of rights to the Consortium Members hereunder, and, to the best of its knowledge, has disclosed all grants of rights that would materially impact its right to grant licenses in the Background Know-How or Background Patent Rights relevant to the work to be performed hereunder.

         10.3. Limitations. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO PARTY TO THIS AGREEMENT MAKES ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, RELATING TO (i) ANY RESEARCH CONDUCTED UNDER THIS AGREEMENT OR (ii) ANY INVENTION CONCEIVED AND/OR REDUCED TO PRACTICE UNDER THIS AGREEMENT OR (iii) ANY OTHER INTELLECTUAL PROPERTY DEVELOPED UNDER THIS AGREEMENT, AND EACH PARTY TO THIS AGREEMENT SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

Article XI.    LIABILITY AND INDEMNIFICATION

         11.1. Release from Liability. The Institute agrees that no Consortium Member shall be liable for, and hereby releases each Consortium Member from, any liability as a result of damage to or loss of property or injury to or death of any person as a result of or in connection with activities of the Institute and the Institute's employees and agents relating to the Research Program, unless such damage, loss, injury or death is the direct result of such Consortium Member's negligence or willful acts or omissions.

         11.2. Indemnification.

               11.2.1. Indemnification by Consortium Members. Each Consortium Member shall indemnify and hold each of the other Consortium Members and the Institute, their respective Affiliates, licensees and sublicensees, and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, damages to or loss or property or injury to or death of any person or persons, costs and expenses (including reasonable attorneys' fees) arising out of or resulting from such Consortium Member's (i) breach of any representations or warranties set forth in this Agreement, or (ii) possession or use of materials or information developed by the Institute in connection with the Research Program, unless such damage, loss, injury or death is the direct result of negligence or willful acts or omissions of the Institute, any other Consortium Member or their employees or agents.

               11.2.2. Indemnification by the Institute. The Institute shall indemnify and hold each Consortium Member, their respective Affiliates, licensees and sublicensees, and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, damages to or loss of property or injury to or death of any person or persons arising out of the Institute's (i) breach of any representations or warranties set forth in this Agreement, or (ii) possession or use of materials or information developed by such Consortium Member in connection with the Research Program, unless such damage, loss, injury or death is the direct result of negligence or willful acts or omissions of such Consortium Member or employees or agent thereof.

                  11.2.3. Costs and Expenses. As the parties intend to provide complete indemnification, all costs and expenses of enforcing this Section 11.2 shall also be reimbursed by the indemnifying party.

                  11.2.4. Indemnification Procedures. A party that intends to claim indemnification under this Section 11.2 (the "Indemnitee") shall promptly notify the other parties (the "Indemnitors") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitors shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee whether or not such claim is rightfully brought; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitors if the Indemnitors do not assume the defense, or if representation of the Indemnitee by the counsel retained by the Indemnitors would be inappropriate due to actual or potential differing interests between such Indemnitee and any other person represented by such counsel in such proceedings. The indemnity agreement in this Section 11.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitors, which consent shall not be withheld or delayed unreasonably. The failure to deliver notice to the Indemnitors within a reasonable time after the commencement of any such action, only if prejudicial to its ability to defend such action, shall relieve such Indemnitors of any liability to the Indemnitee under this Section 11.2, but the omission so to deliver notice to the Indemnitors will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section
11.2. The Indemnitee under this Section 11.2, its employees and agents, shall cooperate fully with the Indemnitors and its legal representatives in the investigations of any action, claim or liability covered by this indemnification.

Article XII.   GENERAL PROVISIONS

         12.1. Dispute Resolution. Any dispute or claim arising out of, or in connection with, this Agreement shall be finally settled by binding arbitration in accordance with the then current rules and procedures of the American Arbitration Association. The arbitration shall be conducted by three (3) arbitrators with experience with the issue under consideration (e.g., patent experts in the case of patent-related disputes), one (1) to be appointed by the Consortium Members, one to be appointed by the Institute and a third being nominated by the two (2) arbitrators so selected or, if they cannot agree on a third arbitrator, by the President of the American Arbitration Association. Such arbitration will take place in Chicago, Illinois, unless otherwise determined by a Requisite Majority of the Advisory Board. The arbitrators shall apply the law of the Commonwealth of Massachusetts to the merits of any dispute or claim, without reference to rules of conflicts of laws. Judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any party. Nothing in this Section 12.1 shall limit a party's right to seek injunctive relief with respect to a breach or threatened breach of this Agreement.

         12.2. Governing Law. This Agreement shall be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflicts of laws.

         12.3. Independent Contractors. The relationship of the Consortium Members and the Institute established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give any of the parties hereto the power to direct or control the day-to-day activities of another party hereto, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow any of the parties hereto to create or assume any obligation on behalf of another party hereto for any purpose whatsoever.

         12.4. Parties Bound. This Agreement, including the indemnification provisions, shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns, legal representatives and heirs.

         12.5. Assignment. This Agreement may not be assigned or transferred by any of the parties hereto without the prior written consent of the other parties; provided, however, that a Consortium Member may assign its rights and delegate its obligations (i) to any Affiliate of such Consortium Member (although, in the event of any such assignment and delegation, the assigning Consortium Member shall remain primarily liable for its obligations hereunder) and (ii) to a purchaser of all or substantially all of the business of such Consortium Member to which this Agreement relates by merger, sale of assets or otherwise.

         12.6. Entire Agreement. This Agreement (together with the Consortium Member Agreement, in the case of the Consortium Members) constitutes the entire and only agreement between the parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded hereby.

         12.7. Further Assurances. At any time or from time to time, the Institute shall, at the request of the Advisory Board or any Consortium Member,
(i) deliver to the Advisory Board or such Consortium Member such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such assignments, consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such other actions, as the Consortium Members may reasonably deem necessary or desirable in order for the Consortium Members to obtain the full benefits of this Agreement and the transactions contemplated hereby.

         12.8. Right to Develop Independently. Nothing in this Agreement will impair any Consortium Member's right to independently acquire, license, develop or have developed, utilize or otherwise exploit similar information and technology performing the same or similar functions as the information and technology provided by the Institute or which is the subject of the Research Program.

         12.9. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and (i) personally delivered, (ii) mailed, postage prepaid, first class, certified mail, return receipt requested, or (iii) sent, shipping prepaid, return receipt requested by national overnight courier service, to the appropriate party or parties at the addresses listed below or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

                  (a) Notice to the Consortium Members shall be addressed to them as follows:

                      i.    In the case of BMS, to:

                            Bristol-Myers Squibb Company
                            P.O. Box 4000
                            Route 206 & Province Line Road
                            Princeton, New Jersey 08543-4000
                            Attention: Vice President and Senior Counsel, Pharmaceutical Research Institute and
                            Worldwide Strategic Business Development

                      ii.   In the case of Millennium, to:

                            Millennium Pharmaceuticals, Inc.
                            640 Memorial Drive
                            Cambridge, Massachusetts 02139
                            Attention:  Chief Business Officer


                      iii.  In the case of AFFX, to:

                            Affymetrix, Inc.

                             3380 Central Expressway
                             Santa Clara, California 95051
                             Attn:  President

                  (b) Notices to the Institute shall be addressed to:

                      Whitehead Institute for Biomedical Research
                      Nine Cambridge Center
                      Cambridge, Massachusetts
                      Attention:  Associate Director

                  (c) Notices to the members of the Advisory Board shall be addressed to them as set forth in Schedule IV.

Any notice or other communication given by personal delivery shall be deemed given on the date personally delivered; any notice or other communication given by mail shall be deemed given three days after the date deposited in the United States mail; and any notice or other communication given by national overnight courier service shall be deemed given on the next business day after being sent.

         12.10. Amendment. This Agreement may only be amended by a written instrument executed by the Institute and each of the Consortium Members, except as provided in Schedule III.

         12.11. Waiver. No waiver of any rights shall be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

         12.12. Limitation of Liability. IN NO EVENT WILL ANY PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE OTHER PARTY OR PARTIES HERETO HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

         12.13. Section Headings. The headings of the several sections of this Agreement are intended for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement.

         12.14. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to the Consortium Members or the Institute.

         12.15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.16.   Public Announcements.

                  12.16.1. Any written announcements, press releases or similar publicity (collectively, "Announcements") with respect to the execution of this Agreement shall be agreed upon by the Institute and the Consortium Members in advance of such Announcement. Each party agrees to provide to each other Party a copy of any proposed public Announcement relating to this Agreement or the Research Program as soon as reasonably practicable under the circumstances prior to its scheduled release. Each party shall have the right to expeditiously review and recommend changes to any Announcement regarding this Agreement or developments under the Research Program. Except as otherwise required by law, the party whose Announcement has been reviewed shall consider in good faith the removal of any information any reviewing party reasonably deems to be inappropriate for disclosure. In proposing, reviewing and considering comments on Announcements, the interests of the Institute and all Consortium Members shall be taken into consideration, with the overall goal being the furtherance of the objectives of the Research Program and the harmonization of the interests of all parties.

                  12.16.2. The parties agree that the terms of this Agreement shall be maintained in confidence by all parties, except that (a) any party may disclose the terms hereof to the extent required by law (including without limitation pursuant to the requirements of U.S. securities laws), and (b) the Institute may disclose the terms hereof to government agencies (such as the NIH) or the U.S. Congress to the extent it deems such disclosure to be necessary or desirable, provided that such disclosure under (a) and/or (b) of this Section
12.16.2 shall, to the extent legally permissible, be in the form of the redacted version of this Agreement to be agreed upon by the Institute and the Consortium Members.

         12.17. No Third Party Beneficiary Rights. The Institute and the Consortium Members agree and acknowledge that the Institute is not intended to be, and shall not constitute, a third party beneficiary of the Consortium Member Agreement, which is intended exclusively as an agreement among, and for the benefit of, the Consortium Members.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

WHITEHEAD INSTITUTE FOR                     BRISTOL-MYERS  SQUIBB COMPANY
BIOMEDICAL RESEARCH

By: /s/ Gerald R. Fink                      By: /s/ Peter S. Ringrose
   --------------------------------            ---------------------------------
Name: Gerald R. Fink                        Name: Peter S. Ringrose
     ------------------------------              -------------------------------
Title:                                      Title: President R & D
     ------------------------------              -------------------------------
Date:                                       Date: 4/28/97
     ------------------------------              -------------------------------

AFFYMETRIX, INC.                            MILLENNIUM PHARMACEUTICALS,
                                                  INC.

By: /s/ Stephen Fodor                       By: /s/ Steven H. Holzman
   --------------------------------            ---------------------------------
Name: Stephen Fodor                         Name: Steven H. Holzman
     ------------------------------              -------------------------------
Title: President/CEO                        Title:
     ------------------------------              -------------------------------
Date: 28 April 97                           Date:
     ------------------------------             --------------------------------


                                 ACKNOWLEDGEMENT

         The undersigned has read, understands and agrees to be bound by those provisions of this Agreement specifically applicable to him as the Research Program Director.

                                            RESEARCH PROGRAM DIRECTOR


                                            /s/ Eric Lander
                                            -------------------------------
                                            Dr. Eric Lander

                                    EXHIBIT A

                      PRODUCT TECHNOLOGY LICENSE AGREEMENT







                               To be provided.

                                    EXHIBIT B

                      RESEARCH TECHNOLOGY LICENSE AGREEMENT









                               To be provided.

                                    EXHIBIT C

                           HUMAN SUBJECT CONSENT FORM


NOTE: THE CONSENT FORM SHALL INCLUDE AT LEAST THE FOLLOWING CLAUSES, PLUS SUCH OTHER PROVISIONS AS MAY BE REQUIRED BY APPLICABLE INSTITUTIONAL REVIEW BOARDS AND AS MAY BE DETERMINED FROM TIME TO TIME BY THE ADVISORY BOARD.

I understand that the research project in which I will enroll is designed in part to identify genes which may predispose individuals to develop __________________________ and/or other related diseases. This will be attempted by determining the presence or absence of certain deoxyribonucleic acid (DNA) markers in cells removed from a blood sample that I will provide. The information provided by these markers will be compared to the presence or absence of certain clinical findings in me and other participating family members who decide to enroll in the research project.

I understand that the blood sample that I provide pursuant to the research will be sent to the Whitehead Institute for Biomedical Research ("Whitehead") located in Cambridge, Massachusetts, and that the scientists at Whitehead will analyze the DNA taken from my blood to help locate genes that may predispose to
__________________________________.

I understand that when Whitehead receives a blood sample from me it will be devoid of any accompanying information that could permit persons working there to link the findings made concerning any DNA obtained pursuant to the project with my identity.

I understand that my DNA (and possibly, cell lines derived from my white blood cells) will be retained indefinitely (banked) by Whitehead.

I understand that Whitehead may analyze my sample as part of other research activities or share anonymous portions of it with other researchers working in other institutions or companies, including, but not limited to, Affymetrix, Inc., Bristol-Myers Squibb Company and Millennium Pharmaceuticals, Inc.

I understand that the analysis of my DNA sample may contribute to the creation of new diagnostic tests, new medicines, or other events that may be commercially valuable to Whitehead and licensees of Whitehead (including the companies listed in the preceding paragraph) and that I will receive no financial benefits from such developments.

I understand that the genetic mapping research of this type could possibly discover sensitive facts about families such as, for example, non-paternity, or that some other presumed biological relationship is not in the fact the case.

I understand that should I in the course of this research be informed by the physician-investigator who enrolled me in the study that I am genetically predisposed to develop one or more serious disorders that such knowledge could compromise my ability to obtain health, life, disability or other insurance standard rates, or, possibly, render me unable to obtain insurance at all.

                                   EXHIBIT D-1

                          MATERIALS TRANSFER AGREEMENT


         This Materials Transfer Agreement (the "Agreement"), effective as of ________________, 199___ ("Effective Date"), made by and between Whitehead Institute for Biomedical Research, a Delaware corporation ("Whitehead"), ____________________, a not-for-profit organization (the "Institution"), and its investigator, ________________ ("Principal Investigator"), shall govern the terms and conditions of Whitehead's transfer of certain biological materials, copyrighted materials and/or know-how to the Institution and the Principal Investigator.

                                  INTRODUCTION

1.       Whitehead is the owner of the Materials (as defined below).

2. The Institute has requested that Whitehead provide the Materials to the Institution, and Whitehead is willing to do so in accordance with the terms of this Agreement.

3. The Materials constitute unique research materials developed at considerable expense by Whitehead, and is subject to licensing rights granted to third parties, which third party rights are intended to be protected by the provisions of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

         1. Biological Materials, Copyrighted Materials and Know-How. "Biological Materials" shall mean the biological materials set forth on Exhibit A hereto, together with any fragments, derivatives, modifications, variants, progeny or improvements thereof; "Copyrighted Materials" shall mean the software programs and other copyrighted materials set forth on Exhibit A hereto; and "Know-How" shall mean the discoveries, inventions, data, software, information, trade secrets and other technology set forth on Exhibit A hereto. The term "Materials" shall mean the Biological Materials, Copyrighted Materials and Know-How, as applicable.

         2. Transfer. Whitehead shall transfer the Materials to the Institution. Acceptance of the Materials by the Institution shall be for the purpose described in Section 3 only and shall not be deemed a grant by Whitehead to the Institution of any rights in or to the Materials.

         3. Use of Materials. Whitehead will provide the Materials solely for the purpose of allowing the Principal Investigator and anyone under his/her direct supervision to use the Materials for in vitro research or in vivo animal research proposes only ("Research"). The Institution shall not disclose or distribute the Materials to any third party without the express prior written consent of Whitehead. The Institution shall not use the Materials for purposes of conducting research with any third party. No commercial development will be undertaken by the Institution with the Materials, and the Materials will not be used in research sponsored or funded by a commercial entity or in research programs to which any third party (other than the federal government) has licensing rights. Institution and Principal Investigator acknowledge that the Materials are experimental and will comply with all laws and regulations applicable to their handling and use. Institution shall return all unused Materials to Whitehead within thirty (30) days of the completion of the Research.

         4. Report of Results. The Principal Investigator shall periodically review results generated during the performance of the Research with Whitehead for evaluation of patentable information and coordination of ongoing research efforts. In addition, the Principal Investigator will provide Whitehead with periodic written summaries of results generated during the performance of the Research. A final report shall be delivered to Whitehead with periodic written summaries of results generated during the performance of the Materials transferred to the Institution pursuant to the performance of this Agreement within thirty (30) days of the completion of the Research.

         5. Publications. It is acknowledged that the parties may desire to publish and disclose the results of the Research. In order to balance this interest with Whitehead's proprietary interests, Principal Investigator will submit for Whitehead's review any manuscripts, abstracts, or presentations intended for publication or other public disclosure. Whitehead will use reasonable efforts to complete its review promptly and will complete its review within thirty (30) days of receipt of the submitted documents. If during its thirty (30) day review period, Whitehead notifies Principal Investigator and the Institution that it desires patent applications to be filed on any results disclosed or contained in the documents, Principal Investigator will defer publication or other disclosure for a period, not to exceed sixty (60) days from the date of submission to Whitehead, sufficient to permit any desired patent applications to be filed. Further, during the course of any such 30-day period, if the Whitehead believes that any Confidential Information (as defined in Section 8) has been included in the proposed publication or disclosure, it shall provide notice to the Principal Investigator and the Institution identifying such information. The Principal Investigator and the Institution agree to remove all such Confidential Information from the proposed publication or disclosure.

         6.       Intellectual Property Rights

                  (a) The Institution shall promptly and fully disclose in writing to Whitehead any and all inventions, technology, improvements, discoveries, developments, trade secrets or intellectual property conceived, developed or reduced to practice by the Principal Investigator and/or anyone under his or her direct supervision using the Materials ("Intellectual Property"). Title to intellectual property rights, including patent applications and patents issued thereon, in any invention or discovery arising out of the Research invented solely by employees of the Institution shall be owned by the Institution, subject to the rights granted to Whitehead under this Agreement. Title to intellectual property rights, including patent applications and patents issued thereon, in any invention or discovery invented jointly by employees of the Institution and Whitehead arising out of the Research shall be owned jointly by the Institution and Whitehead, subject to the rights granted to Whitehead under this Agreement.

                  (b) The Institution hereby grants to Whitehead an option to obtain an exclusive worldwide right and license, with a right to grant sublicenses, under the Intellectual Property (i) to make, use, sell and import products, (ii) to use, practice and sell methods, and (iii) to otherwise exploit the Intellectual Property.

                  (c) The option granted to Whitehead pursuant to Section 6(b) to obtain license rights shall extend for a period of one hundred eighty (180) days after the date of Whitehead's receipt of a written notice given by the Institution of an invention covered by, or able to be covered by, a patent or patent application. Whitehead shall be deemed to have exercised such option if it provides notice to the Institution of its decision to exercise the option within such one hundred eighty (180) days period. Promptly following the exercise of the option granted pursuant to Section 6(b), the parties shall undertake good faith negotiations concerning the terms and conditions of any such license. In the event that Whitehead does not exercise its option with respect to any patent application or patent granted hereunder or the parties are unable to agree upon the terms and conditions of any such license, the Institution may enter into an agreement relating to such application or patent with any third party; provided that the terms offered to a third party are not more favorable to such third party than the terms offered to Whitehead and rejected by Whitehead. If such terms offered to a third party are more favorable to the third party, the Institution will offer such more favorable terms to Whitehead, and Whitehead will have thirty (30) days to accept or reject such offer.

                  (d) Institution hereby grants to Whitehead an exclusive, worldwide, paid-up right and license, with the right to grant sublicenses, under Intellectual Property, (i) to make and use products, (ii) to use and practice methods and (iii) to otherwise exploit the Intellectual Property, in all cases subject to the limitation that the right and license granted under this Section 6(d) shall not extend to the commercial sale of products or the commercial performance of services.

         7. No Warranty. MATERIALS TRANSFERRED UNDER THIS AGREEMENT ARE EXPERIMENTAL IN NATURE. MATERIALS PROVIDED BY WHITEHEAD TO THE INSTITUTION AND THE PRINCIPAL INVESTIGATOR ARE "AS IS" AND WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR SAFETY. WHITEHEAD MAKES NO EXPRESS OR IMPLIED WARRANTY THAT THE USE OF MATERIALS TRANSFERRED UNDER THIS AGREEMENT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.

         8. Confidentiality. As used herein, the term "Confidential Information" means information received from Whitehead which is marked as being confidential or which Whitehead, within 30 days after disclosure, indicates in writing to the Institution is confidential. Subject to the provisions of Section 5, neither the Institution nor the Principal Investigator shall disclose, divulge or otherwise transfer or communicate any of the Confidential Information to third parties, unless and until such Confidential Information is in the public domain through no fault of the Institution or the Principal Investigator.

         9. Liability/Hold Harmless. In no event shall Whitehead or any affiliate, be liable for any use of the Materials made by the Institution, and the Institution hereby agrees to defend, indemnify, and hold Whitehead, Whitehead's affiliates, and their respective successors in business harmless from any loss, claim, damage, liability or expense (including reasonable attorney's fees) that may arise from the Institution's use, storage, and disposal of the Biological Materials, except to the extent such loss, claim, damage, liability or expense is the direct result of Whitehead's gross negligence or willful misconduct.

         10. Nonexclusivity. Whitehead's transfer of the Materials to the Institution shall not restrict Whitehead from transferring the Materials to other organizations or from using the Materials in any manner Whitehead desires.

         11. Ownership. Except as otherwise provided herein, no right, title or interest in and to the Materials provided to the Institution is granted or implied hereunder. Whitehead shall retain all right, title and interest in and to the Materials.

         12. Assignment This Agreement may not be assigned or transferred by any of the parties hereto without the prior written consent of the other parties.

         13. Notice. Notices (not including reports pursuant to Section 4, which may be delivered by any reasonable means) required herein shall be given by prepaid certified or registered mail or courier requiring proof of receipt to the address of the parties set forth on Exhibit B hereto.

         14. Term and Termination. The term of this Agreement shall commence on the Effective Date and continue in full force and effect until the one (1) year anniversary of the Effective Date, subject to extension by written agreement. Either party may terminate this Agreement on thirty (30) days prior written notice to the other party. Upon termination, Institution shall immediately return to Whitehead the unused Materials, and all of Institution's and Principal Investigator's rights to use the Materials shall end. Following termination, neither party shall have any further obligations under this Agreement, except that Sections 5 through 9 shall survive.

         15. No Conflict. The Institution and Principal Investigator warrant and represent that to the best of their knowledge, each has the authority and ability to enter into this Agreement and that no pre-existing or future obligation, through contract or otherwise, would substantially interfere with, and/or prohibit either party from performing all their respective obligations and duties as described hereunder.

         16. Miscellaneous. This Agreement contains the entire understanding of the parties with respect to the Materials, and supersedes any prior oral or written agreements or understanding with respect thereto, all of which, to the extent that any exist, are hereby terminated. No change, modification, alteration or addition to any provision of this Agreement shall be binding unless it is made in writing and is executed by duly authorized representatives of both parties. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without reference to conflict of laws principles. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized representatives.

AGREED AND ACCEPTED FOR:

INSTITUTION

Signature:__________________________

Name:     __________________________

Title:    __________________________

PRINCIPAL INVESTIGATOR


Signature:__________________________

Name:     __________________________

Title:    __________________________


WHITEHEAD INSTITUTE
FOR BIOMEDICAL RESEARCH


Signature:__________________________

Name:     __________________________

Title:    __________________________

                                   EXHIBIT D-2

                          MATERIALS TRANSFER AGREEMENT


Date:

Subject: MATERIALS TRANSFER AGREEMENT

Dear

This is to acknowledge your request for certain material which will be provided to you, for your use in non-commercial scientific research only, under the following conditions:

         1. The Material covered by this Agreement includes ___________________________________________________, any
                  additional progeny or derivatives thereof which could not have been made but for the material provided. You will use reasonable effort to keep confidential any related information and know-how which will be received under this agreement and is marked "confidential".

         2. The Material will be used only by you and by individuals working under your direct supervision in your Institution, and will not be transferred, distributed or released to any other person.

         3. You will inform the Whitehead Institute in confidence of research results related to the Material, by personal communication or by providing Dr. Eric Lander with a manuscript describing the results of such research at the time the manuscript is submitted for publication. If publication results from research using the Material, acknowledgement of and/or credit will be given to Dr. Lander as scientifically appropriate.

         4. The Material is made available for investigational use only in laboratory animals or in vitro experiments and will not be used in humans or for any other purpose.

         5. All characteristics of the Material are not fully understood and its use may involve risks or dangers that are not known or fully appreciated. The Material is being provided without warranty of any sort, express or implied. You and your Institution will use the Material in compliance with all laws and governmental regulations and guidelines applicable to the Material and will comply with NIH guidelines.

         6. [To the extent permitted by law,] You will hold the Whitehead Institute and its employees harmless from any loss, claim, damage or liability, of any kind, which may arise from or in connection with this Agreement or your use, handling or storage, of the Material. In no case shall the Whitehead Institute or Dr. Lander be liable for any use by you, by individuals working under your direct supervision or by your Institution, of the Material or any loss, claim, damage or liability, of any kind, which may arise from or in connection with this Agreement or your use, handling or storage of the Material.

         7. Whitehead Institute (and its licensees of the Materials) are hereby granted a right of first refusal to obtain an exclusive license (a) to commercialize any substance produced that incorporates the Material or progeny or derivative of the Materials and/or (b) under any patent or other intellectual property rights covering a new use of the Materials, the terms of said exclusive license to be negotiated in good faith.

         8. You understand that no other right or license to this Material or to its use is granted or implied as a result of our sending the Material to you.

         9. At the request of the Whitehead Institute, unused Material will be returned to the Whitehead Institute or destroyed.

If you agree to accept the Material under the above conditions, please sign the Agreement, have it signed by an authorized representative of your Institution and return it to:

                                    Mr. John Pratt
                                    Associate Director
                                    Whitehead Institute
                                    Nine Cambridge Center
                                    Cambridge, MA  02142

The Material will be sent to you as soon as possible after the receipt of the signed Agreement.

                                   Sincerely,


                                   John Pratt

ACCEPTED:

                                    REQUESTER
                                    INSTITUTION:________________________________

By:______________________________   By:_________________________________________
      (Requester's Signature)       (Authorized Representative's Signature)

By:______________________________   By:_________________________________________
          (Printed Name)                  (Authorized Representative's Name)

Date:____________________________   Date:_______________________________________

                                   SCHEDULE I

                                AFFX CONTRIBUTION


         1. AFFX Commitment to Supply AFFX Materials. AFFX, as part of the AFFX Contribution, hereby undertakes to supply to the Institute, in accordance with the terms of each Annual Research Program Plan, the following types of AFFX Materials at the fixed prices set forth in the Consortium Member Agreement (which prices may not be modified without the approval of the Institute):

         Custom and Standard Probe Arrays ("chips"):

                  -        Expression monitoring custom probe arrays
                  -        Expression monitoring standard probe arrays
                  -        Genotyping custom probe arrays
                  -        Genotyping standard probe arrays

         GeneChip(R) Instruments

                  -        GeneChip Fluidics Station
                  -        GeneChip Scanner
                  -        GeneChip Workstation

         Software

                  -        GeneChip Software
                  -        GeneChip Analysis Software


         2. Waiver of Access Fees. AFFX shall, as part of the AFFX Contribution, waive all access fees relating to the supply of the AFFX Materials.


         3. Grant of License. AFFX, hereby, as part of the AFFX Contribution, grants rights to use to all AFFX Materials for use by the Institute and the Consortium Members in the course of the Research Program.

                  Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

                                   SCHEDULE II

                        MILLENNIUM CONTRIBUTED TECHNOLOGY


I.       EXPRESSION PROFILING
         *********************
         *********************
         *********************
         *********************
         *********************

II.      HUMAN GENETICS
         *********************
         *********************
         *********************
         *********************
         *********************
         *********************
         *********************
         *********************
         *********************
         *********************

III.     DNA SEQUENCE ANALYSIS SOFTWARE
         *********************

IV.      HUMAN/ANIMAL SAMPLES
         *********************

         (As available and appropriate)

Note: To the extent set forth in the applicable Annual Research Program Plan, Millennium shall promptly transfer to the Institute any Contributed Technology Upgrades to the Millennium Contributed Technology. Any such Contributed Technology Upgrades shall be deemed to be part of the Millennium Contributed Technology to which they relate, shall be transferred pursuant to Section 4.5.3 and shall not obligate the Institute or the other Consortium Members to deliver any additional consideration.

                  Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.


                                  SCHEDULE III

                       CONSORTIUM MEMBER CASH COMMITMENTS

A.       BASIC FUNDING COMMITMENTS

--------------------------------------------------------------------------------
                                     MAXIMUM               CONSORTIUM MEMBER
                                 CONSORTIUM MEMBER         CASH COMMITMENT
                                CASH COMMITMENT PER        FOR FIRST CONTRACT
CONSORTIUM MEMBER                CONTRACT YEAR (1)         YEAR (1)

--------------------------------------------------------------------------------
Affymetrix, Inc.                      *******                  ****** (2)

--------------------------------------------------------------------------------
BRISTOL-MYERS SQUIBB                  ******                   ******
COMPANY

--------------------------------------------------------------------------------
MILLENNIUM                            ******                   ****** (3)
PHARMACEUTICALS, INC.

--------------------------------------------------------------------------------

         (1)      Subject to adjustment pursuant to part B of this Schedule III.

         (2) Of this amount, ****** has previously been provided by AFFX to the Institute (in the form of a *********). Accordingly, AFFX's remaining cash funding commitment for the first contract year is ******.

         (3) Of this amount, ****** has previously been advanced by Millennium to the Institute pursuant to the Existing Research Agreement. Accordingly, Millennium's remaining funding commitment for the first contract year is ******.

                (Schedule III is continued on the following page)

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

B.       Adjustments to Consortium Member Cash Commitments

         The Cash Commitments set forth in part A above are based upon the assumption that each Annual Research Program Plan will require that AFFX supply AFFX Materials to the Institute for use in connection with the Research Program. In the event that for any Contract Year the amount of AFFX Materials to be supplied by AFFX pursuant to the Annual Research Program Plan for such Contract Year is greater or lesser than currently budgeted for the first Contract Year, then the Cash Commitments set forth in part A above shall be subject to adjustment as provided in the Consortium Member Agreement, provided that in no event shall the Cash Commitments for any Contract Year exceed ********. The Consortium Members shall notify the Institute concerning any adjustments made pursuant to the Consortium Member Agreement, and the Institute agrees that any such adjustments shall be considered to constitute an amendment to this Schedule III and shall be binding upon the Institute, provided that no such adjustments shall reduce the Total Cash Commitment of the Consortium Members set forth in the applicable Annual Research Program Budget without the written consent of the Institute. Furthermore, as provided in Section 4.1.1 of this Agreement, Schedule III shall be amended for each Contract Year to reflect the Annual Research Program Budget for such Contract Year, with the allocation of the Total Cash Commitments among the Consortium Members to be determined pursuant to the terms of the Consortium Member Agreement and set forth in such amended Schedule III.

         For purposes of determining whether the Minimum Contribution Level has been satisfied, the price of AFFX Materials shall be determined in the manner provided in the Consortium Member Agreement, notice of which determination shall be provided to the Institute and shall be subject to audit and dispute by the Institute. The Consortium Members agree not to amend provisions in the Consortium Member Agreement relating to the price of AFFX Materials without the Institute's written consent, such consent not to be unreasonably withheld.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

C.       First Installment for First Contract Year

         Within ten (10) days after the Effective Date, the Consortium Members shall provide the following funds to the Institute:

         Member            Amount
         ------            ------

                                          (reflecting the prior contribution
         AFFX              ******          described in footnote (2) above)

         BMS               ******

         Millennium        ******         (reflecting the prior ****** payment
                                          described in footnote (3) above)

                                   SCHEDULE IV

                             ADVISORY BOARD MEMBERS



Affymetrix:  Dr. Robert Lipshutz and Dr. Thomas Gingeras


Bristol-Myers Squibb:  Dr. Richard Gregg and Dr. William Koster


Millennium Pharmaceuticals, Inc.:  Dr. Frank Lee and Dr. Robert Tepper.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.

                                   SCHEDULE V

                  DETERMINATION OF ROYALTY RATES UNDER PRODUCT
                          TECHNOLOGY LICENSE AGREEMENTS



         A. The royalty rates for products or services that are royalty-bearing under the terms of a Product Technology License Agreement shall range up to ******% of Net Sales (as defined in the Product Technology License Agreement) on a per-product/service basis (i.e. only one royalty within the foregoing range will be payable, irrespective of the number of patents/patent applications licensed).

         In determining the appropriate royalty rate for a product or service, all relevant factors shall be considered, including, but not limited to the following:

         **************************************************************
******************

         **************************************************************
********************************************************************
******************

         **************************************************************
********************************************************************
********************************************************************
********************************************************************
******************

         **************************************************************
********************************************************************

         **************************************************************

         **************************************************************
********************************************************************
************************

         B. As provided in Section 5.5, the royalty rate determined pursuant to the provisions of Part A above shall be split between the Institute and any applicable IP Owning Consortium Member(s) based upon all relevant factors, including, but not limited to, the relative contributions of the Institute and the IP Owning Consortium Members to the Program Patent Rights and whether such Program Patent Rights are owned solely by the IP Owning Consortium Member, jointly by IP Owning Consortium Members or jointly by the Institute and one or more IP Owning Consortium Members.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.


                                   SCHEDULE VI

                            BACKGROUND PATENT RIGHTS



         ****************************************************************
**********************************************************************
**********************************************************************
**********************************************************************
**********************************************************************
**********************************************************************
*****.